UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E-QURE CORP.
(Exact Name of Registrant in its Charter)
Delaware	5090	47-1691054
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY 10023, (972) 54 427777
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)
Copies to:
Thomas J. Craft, Jr., Esq. 5420 North Ocean Drive Suite 2102 Singer Island, FL 33404 (561) 317-7036	Park Avenue Group Richard Rubin 40 Wall Street, 28th Floor New York, NY 10005 (212) 400-7198

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.00001 per share	2,312,191	$3.30	$7,630,230	$984
(1) This Registration Statement covers the resale by our Selling Shareholders of up to 2,312,191 shares of Common Stock previously issued to such Selling Shareholders.
(2) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon a $3.30 per share average high and low average high and low prices of the Registrant’s Common Stock on the OTCQB Market on September 4, 2014.
(3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate Offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON SEPTEMBER __, 2014

E-QURE CORP.

2,312,191 SHARES OF COMMON STOCK

The selling shareholders (the "Selling Shareholders") named in this prospectus (the "Prospectus") are offering all of the shares of common stock (the "Common Stock") of E-Qure Corp., a Delaware corporation f/k/a ADB International Group, Inc. offered through this Prospectus. We are filing the registration statement (the "Registration Statement") of which this Prospectus forms a part in order to permit the Selling Shareholders to sell their restricted shares of Common Stock that they acquired in a series of transactions exempt from registration under the Securities act of 1933, as amended (the "Act") pursuant to the provisions of Regulation D and Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act. The Common Stock to be sold by the Selling Shareholders as provided in the “Selling Shareholders" section of this Prospectus is Common Stock that has already been issued and is currently outstanding. The outstanding shares described above were previously issued in private placement transactions under Regulation D and Regulation S completed prior to the filing of the Registration Statement of which this Prospectus forms a part. We will not receive any proceeds from the sale of the Common Stock covered by this Prospectus in connection with the offering (the "Offering").

Our Common Stock is subject to quotation on OTCQB Market under the symbol “ADBI”. On September 4, 2014, the last reported sale price for our Common Stock was $3.30 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. The prices at which the Selling Shareholders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: September __, 2014

TABLE OF CONTENTS

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “E-Qure,” “Company,” "Registrant,“ "we,” “us” and “our” refer to E-Qure Corp., a Delaware corporation f/k/a ADB International Group, Inc.

Plan

We are a medical device Company planning to commercialize our Bioelectrical Signal Therapy device ("BST Device," or "Device"). Our BST Device treats wounds via electrical stimulation, which is believed to result in accelerated wound healing by imitating the natural electrical current that occurs in injured skin on the human body. Our BST Device stimulates renewed blood flow and oxygen in order to induce local cell regeneration and therefore promote wound healing. Our mission is to improve non-invasive wound care treatments and to become a leading provider of non-invasive wound and ulcer healing treatment. Our device is designed to specifically address many of the limitations associated with other invasive and non-invasive wound care devices.

We believe our BST Device is a simple and effective wound heal method that can be used in and incorporated as an adjunctive therapy in wound healing. Treatment is safe, effective, and well-tolerated.

Our BST Device had the Communaute Europeenne ("CE") mark which is now being renewed, and was approved to be sold in the EU market. We are in the initial clinical trial process for the purpose of obtaining approval from the United States Food and Drug Administration (the "FDA").

The Company’s success is dependent upon the successful FDA clinical trial of its BST Device. The Device may need additional development and may never achieve the requisite safety and efficacy, prerequisites for FDA approval. The Company believes that the BST Device's design and procedure is safe and effective, but the path to commercial success in the US, even if FDA approval is granted, may take more time and may be more costly that we expect or for which we have sufficient resources.

Our BST Device is designed to treat chronic wounds – primarily Stage III and Stage IV ulcers, which comprise 11% and 7% of all chronic wounds, respectively, and severe Stage II wounds.

We plan to sell the BST Device commercially in the United States in the second half of 2017. We have not generated any revenues from our Device to date.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Where You Can Find Us

We presently maintain our principal offices at 20 West 64th Street, Suite 39G, New York, NY 10023. Our telephone number is (972) 54 427777.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

- A requirement to have only two years of audited financial statements and only two years of related MD&A;

- Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX");

- Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

- No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering
Common Stock offered by Selling Shareholders	2,312,191 shares of Common Stock representing 11% of our current outstanding Common Stock. (1)
Common stock outstanding before and after the Offering	21,552,724
Terms of the Offering

The Selling Shareholders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Shareholders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.
Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol "ADBI".
Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus.

Risk Factors

The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors” beginning on page 7.

(1) Based on 21,552,724 shares of Common Stock outstanding as of September 4, 2014.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The balance sheet and the statement of operations data are derived from our unaudited financial statements for the period ended June 30, 2014.

Statement of Operations Data:
			For the Period January 1, 2011
	For the Three Month		(Re-entering Development Stage)
	Period ended June 30, 2014		to June 30, 2014
Revenues	$-		$-
Total General and administrative	39,499		1,237,520
Total other (expense)	23,776,644		23,929,614
Total cost and expense	23,816,143		25,167,134
Net loss	$23,816,143		$25,167,134
Net Loss Per Share – Basic and Diluted	$8.51	$
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	2,801,160

Balance Sheet Data:
June 30, 2014 (Unaudited)
Cash and cash equivalents	$2,114,012
Total assets	2,114,012
Total current liabilities	24,733
Total liabilities	24,733
Total stockholders' equity	$2,089,279
Total Liabilities and Shareholders' Equity	$2,114,012

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Business

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt As To Our Ability To Continue As A Going Concern.

The audited financial statements included in the Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $25,000 per year simply to cover the administrative, legal and accounting fees. We have incurred significant losses since our inception and/or re-entering development stage. We have funded these losses primarily through the sale of restricted shares of our Common Stock and the issuance of convertible notes, which have subsequently been converted into restricted shares of Common Stock.

Based on our financial history since inception and/or re-entering development stage, in their report on the financial statements for the period from January 1, 2011 (re-entering development stage) to December 31, 2013, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

Notwithstanding our success in raising over $2.1 million from the sale of our securities principally during the second quarter of 2014, there can be no assurance that we will have adequate capital resources or be able to continue to raise equity and/or debt capital to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

We Have Limited Operating History And Face Many Of The Risks And Difficulties Frequently Encountered By Development Stage Companies.

In January 2014, the Company acquiring certain patents pertaining to a wound healing device. The Company's new plan of operation has not yet generated any revenues. We have no operation history as a medical device company upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in commercially exploiting our wound healing device and implementing the corporate infrastructure to support its new operations so that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

If The Clinical Trial Studies Of Our Current Patented Device Does Not Produce Results Necessary To Support Regulatory Clearance Or Approval In The United States, We Will Be Unable To Commercialize Our Device.

We have engaged Austen BioInnovation Institute in Akron to conduct clinical trials and we reasonably expect trial results in 2015. Clinical testing may be expected to take a significant amount of time, is expensive and carries uncertain outcomes. The initiation and completion of the trial study may be prevented, delayed, or halted for numerous reasons, including, but not limited to, the following:

- the FDA, institutional review boards or other regulatory authorities do not approve a clinical study protocol, force us to modify a previously approved protocol, or place a clinical study on hold;
- patients do not enroll in, or enroll at a lower rate than we expect, or do not complete a clinical study;
- patients or investigators do not comply with study protocols;
- patients do not return for post-treatment follow-up at the expected rate;
- patients experience serious or unexpected adverse side effects for a variety of reasons that may or may not be related to our product causing a clinical trial study to be put on hold;
- sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;
- difficulties or delays associated with establishing additional clinical sites;
- third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the investigator agreement, clinical study protocol, good clinical practices, and other FDA and Institutional Review Board requirements;
- third-party entities do not perform data collection and analysis in a timely or accurate manner;
- regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies;
- changes in federal, state, or foreign governmental statutes, regulations or policies;
- interim results are inconclusive or unfavorable as to immediate and long-term safety or efficacy; or
- the study design is inadequate to demonstrate safety and efficacy.

Clinical trial failure can occur at any stage of the testing. Our clinical study may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or non-clinical testing in addition to those we have planned. Our failure to adequately demonstrate the safety and efficacy of our device would prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of that device or indication for use. Any of these occurrences may harm our business, financial condition and prospects significantly.

Our Expected Revenue Will Be Generated From Our Sole Product, And Any Decline In The Future Sales Of This Product Or Failure To Gain Market Acceptance Of This Product Will Negatively Impact Our Business.

We expect our revenue to be derived entirely from sales of our wound healing Device for the foreseeable future. If we are unable to achieve and maintain market acceptance of our product and do not achieve sustained positive cash flow, we will be severely constrained in our ability to fund our operations, fulfill our business plan and be able to possibly develop and commercialize other potential products. In addition, if we are unable to market our product as a result of a quality problem, failure to maintain or obtain regulatory approvals, unexpected or serious complications or other unforeseen negative effects related to our product or the other factors discussed in these risk factors, we would lose our only potential source of revenue, and our business will be materially adversely affected.

If We Fail To Develop And Retain Our Sales Force, Our Business Could Suffer.

We plan to develop a direct sales force in the United States. As we launch our product, assuming that we are successful in securing FDA approval, any efforts to increase our marketing efforts and expand into new geographies will be dependent on our ability to hire and retain, as well as grow and develop our sales personnel. We intend to make a significant investment in recruiting and training sales representatives. There is significant competition for sales personnel experienced in relevant medical device sales. Once hired, the training process may be expected to be lengthy because it requires significant education for new sales representatives to achieve the level of competency with our product and meet the expectations of potential clients. Upon completion of the training, and any previous experience in marketing medical devices, generally, our sales representatives typically require lead time in the field to grow their network of accounts and achieve the productivity levels we expect them to reach in any individual territory. If we are unable to attract, motivate, develop and retain a sufficient number of qualified sales personnel, and if our sales representatives do not achieve the productivity levels we expect them to reach, our revenue will not grow at the rate we expect and our financial performance will suffer. Also, to the extent we hire personnel from our competitors, we may have to wait until applicable non-competition provisions have expired before deploying such personnel in restricted territories or incur costs to relocate personnel outside of such territories, and we may be subject to allegations that these new hires have been improperly solicited, or that they have divulged to us proprietary or other confidential information of their former employers.

If We Are Unable To Educate Physicians On The Safe And Effective Use Of Our Product, We May Be Unable To Achieve Our Expected Growth.

An important part of our sales process will include the education of physicians on the safe and effective use of our wound healing device. There is a learning process for physicians to become proficient in the use of our product and, based upon the use of our Device in Europe, it typically takes several procedures for a physician to become comfortable using the device. If a physician experiences difficulties during an initial procedure or otherwise, that physician may be less likely to continue to use our product, or to recommend it to other physicians. It is critical to the success of our commercialization efforts to educate physicians on the proper use of the device, and to provide them with adequate product support during training. It is important for our expected growth that these physicians advocate for the benefits of our product in the broader marketplace. If physicians are not properly trained, they may misuse or ineffectively use our product. This may also result in unsatisfactory patient outcomes, negative publicity or lawsuits against us, any of which could have a material adverse effect on our business.

There May Not Be A Wide Enough Client Base To Sustain Our Business.

The Company’s principal business is to engage in marketing and selling its wound healing treatments with our device. The Company hopes to sell its wound healing device treatments in numbers large enough to make its business model work for profitability, of which there can b no assurance.

If We Are Unable To Protect Our Intellectual Property, Our Business Will Be Negatively Affected.

The market for medical devices is subject to frequent litigation regarding patent and other intellectual property rights. It is possible that our device may not withstand challenges made by others or that our patents protect our rights adequately.

Our success depends in large part on our ability to secure and maintain effective patent protection for our product in the United States and internationally. We have acquired patents that have been granted as well as patents pending and expect to continue to file patent applications for various aspects of our device technology. However, we face the risks that:

- we may fail to secure necessary patents on our patents pending prior to or after obtaining regulatory clearances, thereby permitting competitors to market competing products; and
- our already-granted patents may be re-examined, invalidated or not extended.

If we are unable to protect our intellectual property adequately, our business and commercial prospects will suffer.

We May Be Accused Of Infringing Intellectual Property Rights Of Third Parties.

Other parties may claim that our Device infringes on their proprietary rights. We may be subject to claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions or the payment of damages. In the event that our patents do not fully protect us, we may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own.

We May Face Product Liability Claims That Could Result In Costly Litigation And Significant Liabilities.

Marketing of our device and clinical testing of our product may expose us to product liability and other tort claims. Although we intend to purchase and maintain product liability insurance, the coverage limits of our policies may not be adequate and one or more successful claims brought against us may have a material adverse effect on our business and results of operations. Additionally, product liability claims could negatively affect our business reputation, adversely impacting continued product sales as well as our ability to obtain and maintain regulatory approval for our products.

Current Or Future Government Regulations May Add To Our Operating Costs.

We may face unanticipated increases in operating costs because of any changes in governmental regulations related to our wound healing Device, specifically, and/or medical devices, generally. We have no assurance that the independent clinical trials conducted by Austen BioInnovation Institute in Akron will result in favorable data that will be accepted by the FDA. Laws and regulations may be introduced and court decisions may be rendered that materially affect the demand for our product. Complying with new regulations and/or court decisions could increase our operating costs. Furthermore, we may be subject to the laws of various jurisdictions where we actually conduct business. Our failure to qualify to do business in a jurisdiction that requires us to do so could subject us to fines or penalties and could have a material adverse impact on our business and operations.

We Are Required To Comply With Medical Device Reporting, Or MDR, Requirements And Must Report Certain Malfunctions, Deaths And Serious Injuries Associated With Our Device Which Can Result In Voluntary Corrective Actions, Mandatory Recall Or Agency Enforcement Actions.

Under applicable FDA MDR regulations, medical device manufacturers are required to submit information to the FDA when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur. All manufacturers placing medical devices on the market in the European Economic Area and the United States are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the regulatory agency, or Competent Authority, in whose jurisdiction the incident occurred.

Malfunction of our wound healing Device could result in future voluntary corrective actions, such as recalls, including corrections, or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, we may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take actions against us, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

We May Be Subject To Federal, State And Foreign Healthcare Laws And Regulations, And A Finding Of Failure To Comply With Such Laws And Regulations Could Have A Material Adverse Effect On Our Business.

Our operations are, and will continue to be, directly and indirectly affected by various federal, state or foreign healthcare laws, including, but not limited to, those described below. In particular, we are subject to the federal Anti-Kickback Statute, which prohibit, among other things, any person or entity from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, in cash or in kind, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the referring, ordering, purchasing or leasing of any good, facility, item or service, for which payment may be made, in whole or in part, under federal healthcare programs, such as the Medicare and Medicaid programs.

We are also subject to the federal HIPAA statute, which, among other things, created federal criminal laws that prohibit knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any health care benefit program or making any materially false, fictitious or fraudulent statements relating to health care matters.

We are also subject to the federal “sunshine” law, which requires us to track and report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to “payments or other transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals and to report annually to CMS ownership and investment interests held by physicians, as defined above, and their immediate family members in our company so long as it is privately held.

In addition, we are subject to the federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim to, or the knowing use of false records or statements to obtain payment from, or approval by, the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers”, may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim.

Many states have also adopted laws similar to each of the above federal laws, such as anti-kickback and false claims laws which may be broader in scope and apply to items or services reimbursed by any third-party payor, including commercial insurers, as well as laws that restrict our marketing activities with physicians, and require us to report consulting and other payments to physicians. Some states mandate implementation of compliance programs to ensure compliance with these laws. We also are subject to foreign fraud and abuse laws, which vary by country.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us now or in the future, we may be subject to penalties, including civil and criminal penalties, damages, fines, disgorgement, exclusion from governmental health care programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Our Future Success Is Dependent, In Part, On The Performance And Continued Service Of Ohad Goren and Itsik Ben Yesha, Our Chief Executive Officer and Chief Technology Officer.

The Company will be dependent on its key executives, Ohad Goren and Itsik Ben Yesha, our CEO and CTO, respectively, for the foreseeable future. The loss of the services from either one could have a material adverse effect on the operations and prospects of the Company. They are expected to handle all aspects of our medical device business and manage our operations. Their responsibilities include developing business arrangements, directing the development of the Company's technology and IP, overseeing technical aspects of our business, regulations and formulating strategies and materials to be used during our presentations and meetings. At this time, the Company does not have an employment agreement with either Mr. Goren or Ben Yesha, though the Company may enter into such an agreement with Mr. Goren, its CEO and Mr. Ben Yesha, its CTO, on terms and conditions usual and customary in our industry. The Company does not currently have “key man” life insurance on neither Mr. Goren, Mr. Ben Yesha nor on Mr. Ron Weissberg, our Chairman and control shareholder

We Operate In A Highly Competitive Industry And Compete Against Several Large Companies Which Could Adversely Affect Our Ability to Succeed.

There are numerous established companies that offer wound healing products including products from Kinetic Concepts, Inc. and Smith & Nephew, which have far greater financial and other resources and far longer operating histories than we do. We are a new entry into this competitive market and may struggle to differentiate ourselves as a viable competitor whose wound healing Device provides more value and efficacy than the competition.

We Are An “Emerging Growth Company,” And Any Decision On Our Part To Comply Only With Certain Reduced Disclosure Requirements Applicable To “Emerging Growth Companies” Could Make Our Common Stock Less Attractive To Investors.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “Emerging Growth Company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. Management has not had an opportunity to determine the effects of the new revenue standard as of the date of this filing, but does not expect the new standard to have a material impact on our financial statements.

We Are An “Emerging Growth Company” Under The Recently Enacted Jobs Act And We Cannot Be Certain If The Reduced Disclosure Requirements Applicable To Emerging Growth Companies Will Make Our Common Stock Less Attractive To Investors.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;
- obtain shareholder approval of any golden parachute payments not previously approved; and
- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “Emerging Growth Company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “Emerging Growth Company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our By-Laws Provide For Indemnification Of Our Directors And the Purchase Of D&O Insurance At Our Expense And Limit Their Liability Which May Result In A Major Cost To Us And Hurt The Interest Of Our Shareholders Because Corporate Resources May Be Expended For The Benefit Of Our Directors.

The Company’s By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Reporting Requirements Under The Exchange Act And Compliance With The Sarbanes-Oxley Act Of 2002, Including Establishing And Maintaining Acceptable Internal Controls Over Financial Reporting, Are Costly And May Increase Substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $25,000 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we may be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “Emerging Growth Company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls could be material. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our product to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

The Manufacture and Delivery Of Our Product May Be Interrupted Due To International Political Situations, Natural Disasters Or Other Causes.

Our wound healing Device is being manufactured principally in Israel. Domestic situations in Israel and surrounding countries could possibly result in production and delivery problems. We are subject to the risk that delivery of our products may be interrupted as a result of natural disasters or capacity constraints with our vendors’ or suppliers’ hardware. Any such interruptions may lead to a loss of customers or distributors and, accordingly, may adversely affect our business and results of operations.

Risks Related to Our Common Stock

There Is No Assurance Of A Liquid Public Market Of Our Common Stock Or That You May Be Able To Liquidate Your Investment In Our Common Stock.

At present, there is no established liquid public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our business and any steps that our management might take to bring us to the awareness of investors. There can be given no assurance that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business or the value of their initial investment in our Common Stock. As a result, holders of our securities may not find purchasers for our securities should they to decide to sell securities held by them. Consequently, our securities should be purchased only by investors who have no need for liquidity in their investment and who can hold our securities for a prolonged period of time.

In The Event An Active Trading Market Develops For Our Common Stock, The Market Price Of Our Common Stock May Be Volatile.

In the event an active trading market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for securities subject to quotation on OTC Markets in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our business performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

A Large Number Of Additional Shares Will Be Available For Resale Into The Public Market Pursuant To This Offering As Well As In The Near Future, Which May Cause The Market Price Of Our Common Stock To Decline Significantly, Even If Our Business Performs As Expected.

Sales of a substantial number of shares of our Common Stock in the public market pursuant to this Offering, or the perception that additional shares of Common Stock become available pursuant to Rule 144 promulgated by the SEC under the Act, could adversely affect the market price of our Common Stock. As of September 4, 2014, we have 21,552,724 shares of Common Stock outstanding. This includes 2,312,191 shares we are registering for Selling Shareholders in this Registration Statement, which may be resold in the public market immediately after the effective date of this Registration Statement, except for any shares held or purchased in this Offering by our affiliates, as defined in Rule 144 under the Act. Based on 21,552,724 issued and outstanding shares as of September 4, 2014, 21,444,193 shares of Common Stock are restricted as a result of applicable securities laws. As restrictions on resale expire, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. For a more detailed description, see “Shares Eligible for Future Sale.”

If holders of restricted securities sell a large number of shares pursuant to Rule 144 under the Act, they could adversely affect the market price for our Common Stock.

You Will Experience Dilution Of Your Ownership Interest Because Of The Future Issuance Of Additional Shares Of Our Common Stock Or Our Preferred Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 500,000,000 shares of Common Stock, par value $0.00001 per share, of which 21,552,724 are currently outstanding.

We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock or other securities may have a negative impact on the market price of our Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our Common Stock will be quoted on the OTC Markets.

We May Never Pay Any Dividends To Our Shareholders.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate. The declaration and payment of all future dividends, if any, will be at the sole discretion of our board of directors, which retains the right to change our dividend policy at any time. Consequently, stockholders must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Insider Will Continue To Have Substantial Control Over Us After This Offering and Will Be Able To Influence Corporate Matters.

Upon completion of this Offering, our directors and executive officers and stockholders holding more than 5% of our Common Stock and their affiliates will beneficially own, in the aggregate, approximately 30% of our outstanding Common Stock. As a result, if these stockholders were to choose to act together, they would be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us. For information regarding the ownership of our outstanding stock by our executive officers and directors and their affiliates, see “Security Ownership of Certain Beneficial Owners and Management.”

We cannot assure you that the interests of our management team will coincide with the interests of the investors. So long as our management team collectively controls a significant portion of our Common Stock, these individuals, or entities controlled by them, will continue to collectively be able to strongly influence or effectively control our decisions.

Anti-Takeover Provisions Of The Delaware General Corporation Law May Discourage Or Prevent A Change Of Control, Even If An Acquisition Would Be Beneficial To Our Shareholders, Which Could Reduce Our Stock Price.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Common Stock to decline.

State Blue Sky Registration, Potential Limitations On Resale Of Our Common Stock.

The holders of our shares of Common Stock and those persons, who desire to purchase our Common Stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market our securities to be a limited one.

It is the present intention of management after the active commencement of operations in to seek coverage and publication of information regarding the Company in an accepted publication manual, which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Registrant issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer's officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Our Common Stock Is Considered A Penny Stock, Which May Be Subject To Restrictions On Marketability, So You May Not Be Able To Sell Your Shares.

We may be subject now and in the future to the Penny Stock rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any Offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

The Control Deficiencies In Our Internal Control Over Financial Reporting May Until Remedied Cause Errors in Our Financial Statements Or Cause Our Filings With The SEC To Not Be Timely.

We have identified control deficiencies in our internal control over financial reporting as of the evaluation done by management as of December 31, 2013, including those related to (i) absent or inadequate segregation of duties within a significant account or process, (ii) inadequate documentation of the components of internal control, and (iii) inadequate design of information technology general and application controls that prevent the information system from providing complete and accurate information consistent with financial reporting objectives and current needs. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. Based on the work undertaken and performed by us, however, we believe the financial statements contained in our reports filed with the SEC are fairly stated in all material respects in accordance with GAAP for each of the periods presented. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

DILUTION

The Common Stock to be sold by the Selling Shareholders as provided in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares of Common Stock being offered for resale by the Selling Shareholders consist of 2,312,191 shares of our Common Stock held by 57 shareholders. Such shareholders include the holders of shares that we sold in our private offering pursuant to Regulation S and, to a lesser extent pursuant to Regulation D promulgated by the SEC under the Act sold through June 30, 2014 at an Offering price of $0.40 per share. In addition, several Selling Shareholders will be selling shares of Common Stock acquired upon the conversion of notes at varying prices, which notes were issued primarily during the period from February 2014 through May 2014.

The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock beneficially owned by each of the Selling Shareholders as of the date of our Registration Statement, of which this Prospectus is a part, and the number of shares of Common Stock being offered by the Selling Shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the Selling Shareholders.
		Shares Beneficially		Shares Beneficially	Percent
		Owned	Shares to	Owned After	Beneficially
Name		Prior to Offering	Be Offered	After Offering (1)	Owned
Itzchak	Shrem	247,000	61,750	185,250	0.86%
Lavi	Krasney	543,000	135,750	407,250	1.89%
Amir	Uziel	542,000	135,500	406,500	1.88%
Kfir	Silberman	820,000	205,000	615,000	2.85%
Eli	Yoresh	271,000	67,750	203,250	0.94%
Ohad	Goren	1,150,000	11,500	1,138,500	5.27%
Itsik	Ben Yesha	1,600,000	76,000	1,524,000	7.06%
Leetal	Weissberg	93,062	20,000	73,062	0.34%
Yoav	Korman	1,000,000	10,000	990,000	4.59%
Gerald	Yaffe	1,020,000	10,200	1,009,800	4.68%
Zeev	Beer	250,000	2,500	247,500	1.15%
Yehiel	Waitzman	25,000	250	24,750	0.11%
Ishai	Birenboim	300,000	21,000	279,000	1.29%
Jacob	Dery	187,500	1,875	185,625	0.86%
Benny	Menashe	150,000	19,500	130,500	0.60%
Bracha	Yaffe	996,250	9,963	986,288	4.57%
Ori Martin	Rafaelowitz	996,250	9,963	986,288	4.57%
Michael	Cohen	875,000	218,750	656,250	3.04%
Aryeh	Deri	750,000	187,500	562,500	2.61%
Ron	Weissberg	3,581,438	35,814	3,545,624	16.42%
Dini	Lavi	250,000	62,500	187,500	0.87%
Pansk Assets A.Y. Ltd		250,000	62,500	187,500	0.87%
Short Trade Ltd		250,000	62,500	187,500	0.87%
Eli	Shlush	206,250	51,563	154,688	0.72%
Sigal	Tidhar	206,250	51,563	154,688	0.72%
Daniel	Younisian	150,000	37,500	112,500	0.52%
Yael	Berant	150,000	37,500	112,500	0.52%
Yehoshua	Abramovitz	150,000	37,500	112,500	0.52%
Yochanan	Korman	1,575,041	51,500	1,523,541	7.06%
Yoel	Yogev	150,000	37,500	112,500	0.52%
Attribute Ltd		125,000	31,250	93,750	0.43%
Avdinco Ltd		125,000	31,250	93,750	0.43%
Ben-Zion	Weiner	150,500	37,625	112,875	0.52%
Emanuel	Kronitz	125,000	31,250	93,750	0.43%
Moshe	Manor	125,000	31,250	93,750	0.43%
Boruj	Tenembounm	125,000	31,250	93,750	0.43%
R. P. Holdings (1992) Ltd		125,000	31,250	93,750	0.43%
Menashe	Arnon	100,000	25,000	75,000	0.35%
Ofer	Maimon	100,000	25,000	75,000	0.35%
Yaelle	Schnitzer	100,000	25,000	75,000	0.35%
Dor	Noy	90,000	22,500	67,500	0.31%
Adi	Mantsura	75,000	18,750	56,250	0.26%
Assaf	Hadar	75,000	18,750	56,250	0.26%
Avital Roy Group Ltd		75,000	18,750	56,250	0.26%
Boaz	Raam	75,000	18,750	56,250	0.26%
HeliCon Knan (1989) Ltd		75,000	18,750	56,250	0.26%
Jacob	Blau	75,000	18,750	56,250	0.26%
Kai Otherthinking Ltd		75,000	18,750	56,250	0.26%
Moshe	Datz	75,000	18,750	56,250	0.26%
Ron	Bentsur	75,000	18,750	56,250	0.26%
Sharon	Brimer	75,000	18,750	56,250	0.26%
Shlomi Shabat Hafakot Ltd		75,000	18,750	56,250	0.26%
Shmuel	Pasternack	55,000	13,750	41,250	0.19%
Zvi	Weil	37,500	9,375	28,125	0.13%
Amir	Fischler	30,000	7,500	22,500	0.10%
Securities Compliance Services, Inc.		32,500	10,000	22,500	0.10%
Baltic Capital Corp.		32,500	10,000	22,500	0.10%
Total		21,038,041	2,312,191	18,725,854	86.88%

(1) Based on 21,552,724 shares outstanding as of September 4, 2014.

None of the Selling Shareholders or their beneficial owners:

- has had a material relationship with us other than as a shareholder at any time within the past three years; or
- has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
- are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 2,312,191 shares of our Common Stock by the Selling Shareholders.

The Selling Shareholders and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the Selling Shareholders. The Selling Shareholders and any broker-dealers or agents, upon completing the sale of any of the shares offered in this Prospectus, may be deemed to be "underwriters" as that term is defined under the Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the Selling Shareholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

A Selling Shareholder may pledge his/her/its shares to their respective brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares of Common Stock. The Selling Shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such person. The Selling Shareholders is not permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 520,000,000 shares of capital stock, $0.00001 par value per share, consisting of 20,000,000 shares of Preferred Stock and 500,000,000 shares of Common Stock.

Preferred Stock

We are authorized to issue 20,000,000 shares of Common Stock, $0.00001 par value per share. As of September 4, 2014, no preferred shares issued and outstanding. The Board of Directors has the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock.

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.00001 par value per share. As of September 4, 2014, we had 21,552,724 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent of our Common Stock is Transfer Online, 512 SE Salmon Street, Portland, OR 97214-3444, Phone: (503) 227-2950.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Thomas J. Craft, Jr., Esq., 5420 North Ocean Drive, Suite 2102, Singer Island, FL 33404, will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

The unaudited interim financial statements as of June 30, 2014 and for the period from January 1, 2011 (Re-entering Development Stage) to June 30, 2014 and the audited financial statements for the years ended December 31, 2013 and 2012 included in this Prospectus and the Registration Statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain a website at http://www.e-qure.com. Upon completion of this Offering, you may access these materials on our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only.

DESCRIPTION OF BUSINESS

Overview

The Company was incorporated under the name Creative Learning Products, Inc. in the State of New Jersey on August 31, 1988 and changed its name to Creative Gaming, Inc. in May 1997. The Company changed its name to Management Services, Inc. in October 2006. In August 2008, the Company changed its name to Centriforce Technology Corp. In May 2010, the Company changed its name to ADB International Group, Inc. The Company changed its name to its current name, E-Qure Corp., on August 27, 2014.

On May 12, 2014, the board of directors approved a plan to redomicile from the State of New Jersey to the State of Delaware. In conjunction with the change in domicile the board of directors also approve a 1:100 reverse split of our Common Stock. The redomicile and reverse split were approved by FINRA and became effective on August 4, 2014.

From December 2010 to early 2012, we were engaged in efforts to enter the water treatment industry and began working to develop a new line of water desalination products. We did not generate any revenues from our water desalination development efforts and, as a result, we determined that it would be in the best interests of the Company and our shareholders to devote our limited financial and personnel resources to pursue joint ventures to become a distributor of existing water treatment technology products manufactured by others. We made this determination based upon the business relationships that we had developed while we were engaged in pursuing the development of water desalination products, which caused us to believe that we could become a distributor working together with established Israeli-based companies engaged in the water treatment industry.

In early 2012, we changed our business focus from our efforts to enter the water desalinization technology business, and began to pursue our plan to serve as a distributor of water treatment products manufactured by established companies in the water treatment industry.

During 2012, the Company's business activities involved evaluating the water treatment business and product research, seeking marketing and distribution agreements, evaluating the regulatory requirements and engaging in related activities to become a distributor of water treatment products in certain markets. To that end, we consulted with third parties, including certain of our shareholders as well as technical specialists who were either known by or introduced to us regarding entering the water treatment industry. Our management evaluated competing water treatment technologies and potential partners for whom we could potentially serve as distributor. These efforts resulted in our entering into a memorandum of understanding ("MOU") with Treatec21 Industries Ltd, a major Israeli-based private company engaged in the water treatment industry ("Treatec") and a wholly-owned subsidiary of Yaad Industry Agencies Ltd, a public company listed on the Tel Aviv Stock Exchange ("TASE"). The MOU contemplated the grant by Treatec of certain distribution rights to Treatec's water treatment products in New Zealand, Australia, Canada and the US. Shortly thereafter, on February 28, 2012, we entered into MOU with Green Eng Ltd, an Israeli company ("GreenEng") also engaged in the water treatment industry. The GreenEng MOU also contemplated the grant to the Company of non-exclusive distribution rights to GreenEng's products in the US and Canada. Following execution of both MOUs, we were able to enter into formal distribution agreements with Treatec21 and GreenEng, two companies that we believed had competitive and innovative water treatment technologies and products that we could successfully market.

Notwithstanding our success in entering into distribution agreements with both Treatec21 and GreenEng, we were not able to generate any revenues from our distribution efforts in our territories.

During the last quarter of 2013, we had discussion with a principal shareholder, Mr. Ron Weissberg, about considering other business opportunities for the Company. On December 23, 2013, Mr. Weissberg invested a total of $91,545 represented by $20,000 for his purchase of 2,000,000 shares of Common Stock and $71,545 in a convertible note. On December 27, 2013, Mr. Weissberg was appointed as our Chairman, CEO and CFO.

Our Business

In January 2014, Mr. Weissberg negotiated with Lifewave Ltd., a public company organized under the laws of the State of Israel, for the purpose of acquiring certain of Lifewave's IP assets pertaining to a wound healing device. The Registrant signed a patent purchase agreement with Lifewave on January 6, 2014 (the "Agreement"), the closing of which was subject to several material conditions, including our ability of raising equity capital sufficient to develop and commercially exploit the technology.

On June 6, 2014, we completed the purchase of all right, title and interest to certain IP assets, including rights to a wound treatment device. The IP assets, including the wound healing device, acquired by the Registrant are designed for wound treatment incorporating Bioelectrical Signal Therapy ("BST Device"). The BST Device implements patented and proprietary electrical stimulation technologies to treat hard-to-cure wounds and ulcers up to complete closure and/or cure.

Pursuant to the Agreement, the Registrant has agreed to pay Lifewave a royalty of from 10% to 20% of the profits (as defined in the Agreement) generated from the BST Device for a period of 10 years.

In July 2014, the Registrant entered into an agreement with the Austen BioInnovation Institute in Akron ("ABIA" or the "Institute"), for the purpose of bringing our BST Device to the U.S. market.

The Company's management selected ABIA's Product Innovation and Commercialization Division, which has significant expertise in wound healing, clinical trial development, and regulatory operations, to spearhead its pre-market clinical trial program, which is necessary to apply for regulatory approval from the United States Food and Drug Administration ("FDA") to distribute the BST Device in the United States. As part of the Institute's fully integrated regulatory services, ABIA will prepare on behalf of the Company an application to obtain FDA approval. The initial trial will include 70 patients in a double-arm, randomized, multi-center study to assess the safety and efficacy of the BST Device in patients with Stage II and III pressure and venous stasis ulcers; and submit trial data to the FDA for approval.

The Company’s success, of which there can be no assurance, is dependent upon the success of the initial clinical trial with ABIA and further trials, which are also subject to FDA approval. The BST Device may need additional development, depending upon the results of ABIA's initial trial and may never establish, to the satisfaction of the FDA, our Devices safety or efficacy. The Company believes that the BST Device's design and procedure show significant promise, based upon its use and results in Israel and Europe, but the path to commercial success, even if development milestones are met, may take more time and might be more costly than the Company anticipates.

There are a number of potential obstacles the Company might face, including the following:

• We may not be able to raise sufficient additional funds that we may need to complete the all requisite clinical trials.

• Competitors may develop alternatives that render BST Device redundant or unnecessary.

• We may not have a sufficient and/or sustainable intellectual property position.

• Our device may be shown to have harmful side effects or other characteristics that indicate it is unlikely to be safe and effective.

• Our device may not receive FDA regulatory approval.

• Even if our device receives regulatory approval, it may not be accepted by patients, the medical community or third-party payers.

During the quarter ended June 30, 2014, the Registrant raised $2,095,000 in equity capital to fund its plans to obtain FDA approval, developing marketing and sales capacities and actively engage in the medical device industry, generally, and in wound treatment, specifically.

We are currently a development stage company and we may require additional capital to implement our business and fund our operations. See “Management’s Discussion and Analysis” on page 55.

The Company’s principal executive office and mailing address is 20 West 64th Street, Suite 39G, New York, NY 10023. Our telephone number is (972) 54 427777.

Electrical Stimulation To Accelerate Wound Healing

The human cell is, in essence, an electrical unit. Human cells are enveloped by a plasma membrane that operates on the electrochemical physiology principle (the principal of the electrical properties of biological cells and tissues) of direct current exchange of ions. Injury to the outermost layer or epithelial layer of the human skin disrupts the body's naturally occurring electrical current therefore creating an electrical field. This electrical field guides the epithelial cell migration during wound healing. Electrical stimulation has shown enhanced movement of epithelial cells through the application of electrical fields. Movement of epithelial cells does not occur in a linear fashion; rather, the cells migrate approximately along the electrical field. Epithelial cells have the ability to change direction in response to electrical fields. If the polarity of the electrical field is changed, a reversal of movement of the epithelial cell can be observed. Epithelial cells cultured in the presence of an electrical field demonstrate an increase in the extent of cell movement. Under the impact of direct electrical current, endothelial cell orientation may be observed as early as 4 hours after the onset of an electrical field.

Electrical stimulation is believed to restart or accelerate chronic wound healing by imitating the natural electrical current that occurs in injured skin and which is absent around chronic wounds.

Our BST Device

The BST Device, using electrodes affixed around the opposing sides of the wound, emits an electrical field around the wound and therefore mimics the electrochemical physiology principle and induces local cell regeneration. Wound treatment with the BST Device is non-invasive, painless and efficient. The procedure calls for electric stimulation to be performed 3 times a day for a duration of 30 minutes. The patient is connected to the BST Device only for the duration of the treatment. Our BST Device is positioned to treat severe stage II, as well as stage III and IV wounds including pressure ulcers, diabetic ulcers and venous ulcers.

The BST Device is a standalone and easy-to-operate Device for adjunctive therapy in wound healing. The Device is able to automatically adjust the electric pulse amplitude based on a patient's impedance reading. It has a built-in, pre-programmed timer to stop treatment after a 30 minute session. We believe that our BST Device represents a cost-effective wound healing method that can reduce hospitalization time and therefore reduce treatment costs.

The Global Wound Care Market

The global market for wound care , which includes an array of surgical, chronic and acute wound care products, is estimated was estimated to have reached $24 billion in 2013 and is expected to grow by approximately at 7% annually.

The advanced wound care market, which includes drug treatment, negative pressure devices, enzymatic debridement, electrical treatment and tissue engineered skin substitutes, represents the segment of the overall wound care market which we believe has the greatest growth potential.

Chronic Wounds - Our Target Market

Our BST Device is designed for chronic wound treatments in hospitals, nursing homes and home care.

Chronic wound care represents a critical issue for healthcare providers. Unlike an acute wound, a chronic wound is one that shows no signs of significant healing within a period of three months. Chronic wounds constitute an expensive and debilitating healthcare problem, with significant clinical and social implications. Without effective treatment, a chronic wound usually leads to a more severe medical condition, such as infection, gangrene or amputation, which further impedes the patient’s quality of life and even death.

Patients can suffer from chronic wounds for months, or even years, before healing is achieved, if at all. The treatment of a patient suffering from a chronic wound – including nursing time, wound care products, pressure-relieving devices, special beds, surgical procedures, and hospitalization in the event of more severe complications – can easily surpass $100,000 - with no guarantee of healing. Treatment usually requires a joint effort conducted by an interdisciplinary team of nurses, doctors and surgeons.

There are four types of chronic wounds (also known as trophic or skin ulcers): (i) Pressure ulcers; (ii) Venous insufficiency ulcers (also known as venous stasis ulcers); (iii) Diabetic or Neuropathic ulcers; and (iv) Arterial insufficiency ulcers.

Chronic wounds are classified by four stages according to their degree of severity, with Stages III and IV being the two most severe, requiring, in most cases, hospitalization and special treatment.

Chronic wounds primarily occur in patients over the age of 60 and those with restricted mobility such as being confined to a wheelchair or bed. The wounds are often large and/or deep, prone to infection, and debilitating due to the extent of tissue damage incurred, resulting a compromised state of the patient’s health. Sepsis can result in extremely severe cases, which in turn, may lead to amputation and even death.

A range of traditional passive therapy and advanced wound therapy products are used to prevent further wound deterioration. Passive therapy products include synthetic dressings and gels that offer early-stage treatment, by enabling the wound to remain clean and moist so as to prevent infection. Advanced wound therapy includes specialty beds, mattress overlays, compression devices, negative pressure therapy and mattress replacements used to accelerate blood flow to the wound. All advanced wound therapy treatments are expensive and require professional assistance.

In recent years, an array of modern, interactive wound management products has been developed to provide a controlled local environment to stimulate the healing process. These sophisticated products, based on growth factors, tissue bioengineering, and hyperbaric oxygen technology, not only are very expensive, but also require a high level of patient compliance.

Despite the large number of patients suffering from chronic wounds, current treatment modalities have not yet led to a viable long-term solution for managing this condition. As a result, we believe there is a need for a comprehensive, cost-effective and curative treatment method.

Our Wound Healing Strategy

The goal of our BST Device is to reduce treatment time and therefore costs, while delivering optimal therapeutic results, which eventually will lead to lower wound treatment costs.

The cost of an unhealed wound goes far beyond the costs of the physician, hospital and medical equipment, particularly when there are subsequent complications that require additional medical treatment.

The healing time of chronic wounds ranges from a few weeks to a few months, depending on the size and type of wound, and wound treatment typically can involve many direct and indirect costs. Wound dressings comprise only 10-15% of the total direct treatment cost, according to the International Committee on Wound Management. In contrast, a significant percentage of the total cost is attributable to care providers’ salaries and staff expenses. As a result, treatment methods that reduce healing time to closure inevitably lead to lower cost of care.

The majority of severe chronic wounds are treated in hospitals. Treatment options often have limited efficacy and typically are very expensive. In addition, they are only partially reimbursed by most insurance, primarily due to their poor clinical viability. As a result, hospitals lose revenues due to long, usually unsuccessful treatment cycles.

We believe that our BST Device is a very effective and cost-saving method for the chronic wound treatment market. Our Device significantly lowers treatment cost compared to advanced wound therapy due to the fact that our wound heal method requires shorter healing time and lower per day treatment costs.

Marketing and Sales

The Company intends to launch marketing efforts in the US only after, and is totally dependent upon FDA approval has been granted, of which there can be no assurance. Until such time, most of our efforts will be related to internally preparing for the launch of our BST Device in the US and launching a few European territories.

Assuming FDA approval, which we believe will be achieved, in part because of approval that has been received in Europe, the Company plans to indirectly sell its treatment solution by entering into distribution agreements with distributors specializing in medical devices complementary to BST Device or by creating its own sales and marketing force. The distributors or the company will then sell the treatment to hospitals, nursing homes, geriatric institutions, and private clinics.

In addition to indirect sales through distribution agreements, the Company considers the outright sale of its treatment to each institution such as hospitals, nursing homes, geriatric institutions, and private clinics, which would rent the Device to their patients on a monthly basis. Upon completion of the wound healing treatment, the patient would return the Device, which would then re-enter the medical device rental market.

Competition

Our principal competition in the chronic wound care market are expected to be the wound care products manufactured by Kinetic Concepts, Inc. ("KCI") and Smith & Nephew. KCI is considered market leader and, we believe, commands a market share of approximately 21% in the United States. Smith & Nephew's U.S. market share is believed to be approximately 19% based on revenues. Other significant competitors are ConvaTec, Johnson & Johnson and 3M, al manufacturers of wound healing devices.

In addition to the above-mentioned device manufacturers, we expect to face competition from specialty clinics that have been established by hospitals or physicians. Additionally, there are a number of private companies that provide wound care services. We may also face competition from general health care facilities and service providers, biopharmaceutical companies and pharmaceutical companies.

We also face indirect competition from numerous companies that offer a variety of wound healing methods including traditional wound care dressings, advanced wound care dressings, such as hydrogels, hydrocolloids, and alginates, skin substitutes, and products containing growth factors. While many of these methods compete with our BST Device, such methods can also be utilized as complementary therapies to our BST Device and vis versa.

We believe that the following treatments or therapies represent alternatives or complementary treatments and/or therapies to our BST device:

Hyperbaric oxygen therapy ("HBOT"):Hyperbaric oxygen therapy is a medical treatment that utilizes pressurized oxygen to heal wounds. The treatment is administered by placing a patient in a comfortable pressure chamber that circulates oxygen at two to three times the atmospheric pressure rate. The HBOT method is not specifically designed for chronic wounds and the treatment process is both very long and very expensive. HBOT treatments typically last 90-120 minutes and are administered 1-2 times a daily for a period of 5 to 6 days a week. The length of treatment depends on the wound’s severity, with some patients requiring 20-40 treatments. There are many companies that offer HBOT treatment in clinics as a direct service to patients.

Vacuum-assisted closure ("V.A.C.") method: The V.A.C. method is designed for the treatment of acute care setting, serious trauma wounds, failed surgical closures, amputations, and serious pressure ulcers. The leading V.A.C. product was launched in 1995 by KCI, a major global medical technology company. We believe that the V.A.C. method is very expensive, painful and inconvenient, since the patient needs to be connected to the device 22 hours a day.

EZCARE (Smith & Nephew) - Following the acquisition of BlueSky Medical in May 2007, Smith & Nephew provide negative pressure wound therapy (NPWT). NPWT is a technology used to treat chronic wounds such as diabetic ulcers, pressure ulcers, as well as post-operative and hard-to-heal wounds. It aids in the healing of open wounds by the application of sub-atmospheric pressure (Similar technology to KCI).

In addition, recently developed technologies, or technologies that may be developed in the future, are or may be the basis for products which compete with our BST Device. There can be given no assurance that we will be able to successfully enter into the chronic wound heal market with our BST Device or that we will be able to compete effectively against such companies in the future.

Many of these companies have substantially greater capital and marketing resources, and greater experience in commercializing products and services than we have.

Patents, Trademarks, and Copyrights

We have attached as exhibit 10.9 a list of all pending and granted patents to date. To the extent that we determine that additional intellectual property ("IP") protection may be necessary, we plan to secure such protection by applying for additional patents, trademarks or copyrights related to our business and IP, as we deem necessary.

Government Regulation:

Our operations and the marketing of our BST Device is subject to extensive regulation by numerous federal and state governmental authorities in the United States, foremost of which is the FDA. There can be no assurance that the FDA, other governmental agencies or a third party will not contend that certain aspects of our business is either subject to or is not in compliance with applicable laws, regulations or rules or that the state or federal regulatory agencies or courts would interpret such laws, regulations and rules in our favor. The sanctions for failure to comply with such laws, regulations or rules could include denial of the right to conduct business, significant fines and criminal and civil penalties. Additionally, any increase in the complexity or substantive requirements of such laws, regulations or rules could have a material adverse effect on our business.

Any change in current regulatory requirements or related interpretations by or positions of, state officials where we operate could adversely affect our operations within those states. State regulatory requirements could adversely affect our ability to establish operations in such other states.

Various state and federal laws apply to the operations of medical device providers including, but are not limited to, the following:

Licensure: Certain medical device providers are required to be licensed by various state regulatory bodies. However, if we are found to not be in compliance, we could be subject to fines and penalties or ordered to cease operations which could have an adverse effect on our business.

False Claims Act: The Federal False Claims Act and some state laws impose requirements in connection with the submission of claims for payment for health care services and products, including prohibiting the knowing submission of false or fraudulent claims and submission of false records or statements for reimbursement and payment to the United States government or state government. Such requirements would apply to the hospitals to which we provide our Device related to wound care treatment services. Not only are government agencies active in investigating and enforcing actions with respect to applicable health laws, but also health care providers are often subject to actions brought by individuals on behalf of the government. As such, "whistleblower" lawsuits, also known as “qui tam” actions, are generally filed under seal with a court to allow the government adequate time to investigate and determine whether it will intervene in the action. As a result, health care providers subject to qui tam actions are often unaware of the lawsuit until the government has made its determination whether to intervene, or not, at which time the seal is lifted. The Federal False Claims Act provides for penalties equal to three (3) times the actual amount of any overpayments plus $11,000 per claim. Under legislation passed in 2009, those who bill third parties are now obligated to discover and disclose any overpayments received or be subject to False Claims Act penalties as well

Fraud and Abuse Laws: Since a significant portion of reimbursement for healthcare products and services are currently paid through reimbursements under Medicare, Medicaid or similar programs, the federal government and many states have adopted statutes and regulations that address fraudulent and/or abusive behavior in connection with such programs.

As part of this regulatory scheme, the federal government believes that an “inducement” to refer a Medicare or Medicaid patient is likely to result in fraud or abuse on the Medicare or Medicaid programs. Therefore, the federal government adopted a number of laws and regulations to recoup funds and assess penalties which it believes were paid inappropriately. In cases of criminal fraud, the individuals responsible for the fraudulent activity can be subject to imprisonment.

One of the principal federal statutes regulating fraud and abuse is the Anti-Kickback Statute. The Anti-Kickback statute prohibits the solicitation, payment, receipt or offering of any direct or indirect remuneration in exchange for the referral of Medicare and Medicaid patients or for the purchasing, arranging for or recommending the purchasing, leasing or ordering of Medicare or Medicaid covered services, items or equipment. To be convicted of a violation of the Anti-Kickback Statute, the party must have had specific intent to induce the referral of Medicare or Medicaid patients or the purchase, lease or ordering of a good, item or service reimbursable by Medicare or Medicaid. Some of the federal courts have broadly construed the Anti-Kickback Statute and held that the “intent” required to support a criminal conviction will exist if only one purpose of the referral is to induce a prohibited referral.

To clarify some of the issues created by the Anti-Kickback Statute, the Center for Medicare and Medicaid Services issued “safe harbor” regulations identifying actions which will not be deemed to violate the Anti-Kickback Statute. Some of these “safe harbors” are in the area of joint ventures, personal services, and other arrangements. Conducting an activity that falls within a “safe harbor” regulation provides comfort that such activity will not be prosecuted. Compliance with each element of a particular “safe harbor” is required in order to assured of the protection provided by such “safe harbor.”Even though a transaction that does not fall within a “safe harbor” may be perfectly appropriate, the arrangement will be evaluated based on its facts and circumstances to determine if the parties intended to induce the referral of Medicare or Medicaid patients or the purchase, lease or ordering of a good, item or service reimbursable under Medicare or Medicaid.

An allegation of violation and/or a conviction for violation of the Anti-Kickback Statute and parallel state laws could have a significant impact on our ability to conduct our business. As noted earlier, significant fines, penalties, exclusion from Medicare and Medicaid programs and imprisonment of individuals can result. Because the burden to prove specific intent under the Anti-Kickback Statute can sometimes be difficult, the government has been pursuing enforcement under statutes that do not require specific intent such as the False Claims Act. In fact, in recent legislation the Congress has required that those submitting claims for third party reimbursement are required to discover and repay any overpayments, or they are subject to additional penalties.

The Stark Law: Federal and some state laws prohibit physician referrals to an entity in which the physician or his or her immediate family members have a financial interest for provision of certain designated health services that are reimbursed by Medicare or Medicaid. We cannot assure you that the federal government, or other states in which we operate, will not enact similar or more restrictive legislation or restrictions or interpret existing laws and regulations in a manner that could harm our business.

Health Care Reform: There are currently a number of legislative proposals that have been proposed as health care reform in the United States Congress. At this time, it is not clear which, if any, of these proposals will be enacted. Therefore, although one or more of these proposals, if enacted, could have an impact on our business, we cannot predict at this time what that impact will be until there is legislation that becomes law.

Ongoing Investigations: Federal and state investigations and enforcement actions continue to focus on the health care industry, scrutinizing a wide range of items such as joint venture arrangements and referral and billing practices. We believe planned activities will be substantially in compliance with applicable legal requirements. We cannot assure you, however, that a governmental agency or a third party will not contend that certain aspects of our business are subject to, or are not in compliance with, such laws, regulations or rules, or that state or federal regulatory agencies or courts would interpret such laws, regulations and rules in our favor, or that future interpretations of such laws will not require structural or organizational modifications of our business or have a negative impact on our business. Applicable laws and regulations are very broad and complex, and, in many cases, the courts interpret them differently, making compliance difficult. Although we try to comply with such laws, regulations and rules, a violation could result in denial of the right to conduct business, significant fines and criminal penalties. Additionally, an increase in the complexity or substantive requirements of such laws, regulations or rules, or reform of the structure of health care delivery systems and payment methods, could have a material adverse effect on our business.

Employees

We presently have no full-time employees. Our CEO, CTO and CFO are employed under a service agreement with the company. The implementation and timing of our hiring plan is dependent upon available financial resources and FDA approval of our Device in a timely manner.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 20 West 64th Street, Suite 39G, New York, NY 10023. Our telephone number is (972) 54-427777, which is the telephone of the offices of our Chairman, Ron Weissberg, located in Israel. There is no lease on the premises the Company is occupying and the Company is not responsible for paying rent. We are not generating sufficient revenue at this time to justify a separate corporate office. Once our business grows and generates revenue, we will look for more office space in a separate corporate office.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s Common Stock is subject to quotation on the OTCQB Market under the symbol “ADBI”. There is currently no active trading market in the Common Stock on the OTC market. There can be no assurance that there will be an active trading market for the Common Stock once the Company becomes a reporting company under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of the shares of Common Stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

For the periods indicated, the following table sets forth the high and low bid prices per share of Common Stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions but does reflect the price of our Common Stock adjusted for the reverse split.

	Fiscal 2013		Fiscal 2012		Fiscal 2011
	High	Low	High	Low	High	Low
First Quarter ended March 31	$5.00	$1.00	$0.78	$0.32	$12.0	$1.00
Second Quarter ended June 30	$6.00	$1.00	$1.00	$0.42	$3.00	$1.00
Third Quarter ended September 30	$10.00	$1.00	$8.80	$0.55	$2.00	$1.00
Fourth Quarter ended December 31	$2.00	$1.00	$5.00	$0.12	$1.00	$1.00

Holders of Capital Stock

As of the date of this Registration Statement, we had 217 holders of our Common Stock. This does not include an indeterminate number of persons who hold our Common Stock in brokerage accounts and otherwise in “street name.”

Rule 144 Shares

As of the date of this Registration Statement, we do not have any significant number of shares of our Common Stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144. This is the result of the fact that shares of our Common Stock that were issued prior to June 4, 2014, the effective date of our acquisition of certain patents and patents pending, we were deemed to be a "shell" company as that term is defined under Rule 144(i) promulgated by the SEC under the Act.

Stock Option Grants

We do not have a stock option plan (ESOP) in place and have not granted any stock options at this time. We contemplate adopting an ESOP during the last quarter of 2014 or during the first 2 quarters of 2015.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our Common Stock is authorized for issuance has been adopted during the fiscal year ended December 31, 2013.

Sale of Unregistered Securities

During the Registrant's fiscal years ended December 31, 2013, 2012 and 2011, the three most recent fiscal years, the Registrant issued and/or sold the following restricted securities.
Date	Title	Shares Issued	Persons	Consideration
02/09/2012	Common Stock	70,205	Haim Silber	Conversion of $70,500 in debt into equity
12/23/2013	Common Stock	2,000,000	Ron Weissberg	$0.01 per share pursuant to Section 4(2)
10/14/2013	Common Stock	75,532	Haim Silber	Conversion of $75,532 in debt into equity

The Company believes that the issuances and sale of the restricted shares were exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. Mr. Weissberg represented his intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legend has been affixed to the stock certificate issued in such transaction. Mr. Weissberg received adequate information about the Company or had access, through employment, relation and/or business relationships with the Company to such information.

Penny Stock Considerations

Our Common Stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

- Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
- Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
- Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
- Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

INDEX TO FINANCIAL STATEMENTS
Balance Sheets as of June, 30, 2014 and December 31, 2013	30
Statements of Operations for Three and Six Months Ended June 30, 2014 and 2013 and Period From Re-Entering Development Stage (January 1, 2011) to June 30, 2014	31
Statements of Cash Flows for the Six Months Ended June 30, 2014 and 2013 and Period From Re-Entering Development Stage (January 1, 2011) to June 30, 2014	32
Notes to Unaudited Financial Statements	33
34
Report of Independent Registered Public Accounting Firm	43
Financial Statements:
Balance Sheets as of December 31, 2013 and December 31, 2012	44
Statements of Operations for the Years Ended December 31, 2013 and December 31, 2012, and Period From Re-Entering Development Stage (January 1, 2011) to December 31, 2013	45
Statement of Changes in Stockholders' Equity for the Period from Re-Entry into the Development Stage (January 1, 2011) to December 31, 2013	46
Statements of Cash Flows for the Years Ended December 31, 2013 and December 31, 2012, and Period From Re-Entering Development Stage (January 1, 2011) to December 31, 2013	47
Notes to Financial Statements	48

E-QURE CORP.
(A Development Stage Company)
f/k/a ADB International Group, Inc.
Balance Sheets
At June 30, 2014 and December 31, 2013

	June 30, 2014
	(restated) (Unaudited)	December 31, 2013
ASSETS
Current assets:
Cash	$2,114,012	$76,535
Total current assets	2,114,012	76,535

Total Assets	$2,114,012	$76,535

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable -trade	$5,730	$-
Accrued expenses	19,003	21,368
Convertible notes payable to related parties, net of discount	-	4,874
Convertible notes payable, net of discount	-	89,106
Total current liabilities	24,733	115,348

Stockholders' equity (deficit):
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 500,000,000 shares authorized; and
2,592,400 and 2,845,480 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	2,592	2,845
Additional paid in capital	3,541,305	3,541,052
Common stock subscribed but not issued	26,537,203	-
Common stock subscription receivable	(520,000)	-
Accumulated deficit before re-entry to the development stage	(2,290,748)	(2,290,748)
Accumulated deficit after re-entry to development stage	(25,181,073)	(1,291,962)
Total stockholders' equity (deficit)	2,089,279	(38,813)
Total Liabilities and Stockholders' Equity (Deficit)	$2,114,012	$76,535

See Notes to Unaudited Interim Financial Statements.

E-QURE CORP.
(A Development Stage Company)
f/k/a ADB International Group, Inc.
Statements of Operations
For the Three and Six Month Periods Ended June 30, 2014 and 2013
And the Period From Re-Entering Development Stage (January 1, 2011) to June 30, 2014
(Unaudited)

					For the period
					from re-entering
	For the three	For the three	For the six	For the six	development stage
	months ended	months ended	months ended	months ended	(January 1, 2011)
	June 30, 2014 (restated)	June 30, 2013	June 30, 2014 (restated)	June 30, 2013	to June 30, 2014 (restated)

Revenues	$-	$-	$-	$-	$-

Expenses
General and administrative	39,499	26,234	63,253	42,563	1,237,520
Total	39,499	26,234	63,253	42,563	1,237,520

(Loss) from operations	(39,499)	(26,234)	(63,253)	(42,563)	(1,237,520)

Other income (expense)
Interest expense	(5,787)	(4,564)	(11,510)	(8,791)	(58,694)
Amortization of debt discount	(61,514)	(15,088)	(91,066)	(24,851)	(161,577)
Loss on settlement of debt	(23,709,343)	-	(23,709,343)	-	(23,709,343)
Total other (expense)	(23,776,644)	(19,652)	(23,811,919)	(33,642)	(23,929,614)
Total cost and expenses	(23,816,143)	(45,886)	(23,875,172)	(76,205)	(25,167,134)

Loss from continuing operations before income tax	(23,816,143)	(45,886)	(23,875,172)	(76,205)	(25,167,134)
Income tax	(13,939)	-	(13,939)	-	(13,939)

Net loss	$(23,830,082)	$(45,886)	$(23,889,111)	$(76,205)	$(25,181,073)

Basic and diluted per share amount:
Basic and diluted net loss	$(8.51)	$(0.06)	$(8.72)	$(0.10)

Weighted average shares outstanding
(basic and diluted)	2,801,160	769,948	2,740,523	769,948

See Notes to Unaudited Interim Financial Statements.

E-QURE CORP.
(A Development Stage Company)
f/k/a ADB International Group, Inc.
Statements of Cash Flows
For the Six Months Ended June 30, 2014 and 2013
And the Period From Re-Entering Development Stage (January 1, 2011) to June 30, 2014
(Unaudited)

	For the six	For the six	For the period from re-entering
	months ended	months ended	development stage (January 1, 2011)
	June 30, 2014 (restated)	June 30, 2013	to June 30, 2014 (restated)

Cash flows from operating activities:
Net loss	$(23,889,111)	$(76,205)	$(25,181,073)
Adjustments to reconcile net loss to cash used in operating activities:
Donated services	-	6,000	36,000
Shares issued for services	-	-	1,000,000
Non-cash loss on settlement of debt	23,709,343	-	23,709,343
Amortization of debt discount	91,066	24,851	161,577
Changes in assets and liabilities:
Increase (decrease) in prepaid expenses	-	900	-
Increase (decrease) in accounts payable and accrued expenses	31,179	6,007	88,119
Cash used in operating activities	(57,523)	(38,447)	(186,034)

Cash flow from financing activities:
Proceeds from issuance of common stock	2,095,000	-	2,115,000
Proceeds from issuance of convertible notes payable - related parties	-	-	74,851
Proceeds from issuance of convertible notes payable	-	45,000	110,195
Cash provided by financing activities	2,095,000	45,000	2,300,046

Change in cash	2,037,477	6,553	2,114,012
Cash - beginning of period	76,535	2,900	-
Cash - end of period	$2,114,012	$9,453	$2,114,012

Supplemental cash flow disclosure:
Non-cash transactions:
Debt converted to common stock	$212,860	$-	$358,892
Discount on convertible debt	$-	$44,143	$161,577
Forgiveness of accrued salary by related party	$-	$-	$6,847
Common stock cancelled	$253	$-	$253
Subscription receivable	$500,000	$-	$500,000

See Notes to Unaudited Interim Financial Statements.

E-QURE CORP.
 (A Development Stage Company)
f/k/a ADB International Group, Inc.
Notes to Unaudited Financial Statements
June 30, 2014

1. The Company and Significant Accounting Policies

Organizational Background: E-Qure Corp., ("ADBI" or the "Company") is a New Jersey corporation based in Florida with offices in Israel. The Company was a holding company with two subsidiaries. Centriforce Technology Corp (Centriforce), which was wholly owned by the Company, and Subsea Oil Technologies, Inc.

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2014, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of June 30, 2014 and December 31, 2013.

Property and Equipment: New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Development Stage Enterprise: As of January 1, 2011, the Company re-entered the development stage. The financial statements have been updated to reflect this change as of this date.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company's common stock, the estimated volatility of the Company's common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company's Own Stock: We account for obligations and instruments potentially to be settled in the Company's stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At June 30, 2014 and December 31, 2013, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

- Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
- Level 2: Other inputs that are observable, directly or indirectly, such as quoted prices for similar assets and liabilities or market corroborated inputs.
- Level 3: Unobservable inputs are used when little or no market data is available, which requires the Company to develop its own assumptions about how market participants would value the assets or liabilities. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques in its assessment that maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents the Company's financial assets and liabilities that are carried at fair value, classified according to the three categories described above:

Fair Value Measurements at June 30, 2014
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

Fair Value Measurements at December 31, 2013
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the fiscal periods ended June 30, 2014 and December 31, 2013, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. All per share disclosures retroactively reflect shares outstanding or issuable as though the 1:100 reverse split had occurred January 1, 2011.

Income Taxes: We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions

The Financial Accounting Standards Board issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109, Accounting for Income Taxes" ("FIN No. 48") which was effective for the Company on January 1, 2007.  FIN No. 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.  The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2008. We are not under examination by any jurisdiction for any tax year. At December 31, 2013 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

In July 2013, FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists." The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 is not expected to have a material impact on the Company's Consolidated Financial Statements.

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

- Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

- The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

The Financial Statements presented herein have been prepared by us in accordance with the accounting policies described in our December 31, 2013 Annual Report and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on going basis, we evaluate our estimates, including those related intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of management, the information furnished in these interim financial statements reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the three and six-month periods ended June 30, 2014 and 2013. All such adjustments are of a normal recurring nature. The Financial Statements do not include some information and notes necessary to conform to annual reporting requirements.

2. Stockholders' Equity

Common Stock-We are currently authorized to issue up to 500,000,000 shares of $0.00001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis. On May 12, 2014 the Board approved a 1 for 100 reverse split of the common stock. In conjunction with the reverse split the Company redomiclied from New Jersey to Delaware.

Recent Issuances of Common Stock in 2014:

During the period ended June 30, 2014 we received proceeds of $2,095,000 upon the sale of common stock and $500,000 in subscription receivable. The shares were sold for $0.40 per share to approximately 40 investors (resulting in 6,437,500 shares issuable, post reverse) and are to be issued upon completion of a 1:100 reverse stock split. The shares were issued as part of a Private Placement of 10,000,000 shares. All such subscribed shares are restricted as to transferability. The contemplated reverse split of common stock is tied to the Company's plan to redomicile from New Jersey to Delaware. 253,080 shares previously issued to former related parties were returned and cancelled.

We are obligated to issue 5,015,062 shares of our common stock valued at $9,196,023 in settlement of $113,501 in notes plus associated accrued interest of $25,672. The terms of three settlement agreements provided for an aggregate of $20,000 of additional funds to acquire all the shares of common stock included in the settlement. These are carried in the equity section of our balance sheet as "subscriptions receivable" until received. The conversions did not occur within the terms of the promissory notes and therefore a $9,036,850 loss was recognized.

We are also obligated to issue 7,391,600 shares of our common stock in settlement of $71,545 due to a related party plus associated accrued interest of $2,142. The conversions did not occur within the terms of the promissory notes and therefore a $14,672,493 loss was recognized.

Historical Activity Prior to 2014:

On October 14, 2013 we issued 75,532 post-split shares of our common stock in settlement of $50,000 due to a former related party plus associated accrued interest of $25,532. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

On December 23, 2013 we issued 2,000,000 post-split shares of common stock in exchange for $20,000.These shares were sold to an officer of the company at a discount to market at the date of the agreement. The shares were valued at the closing price as of the date of the agreement and resulted in recognition of $1,000,000 in compensation services for the year ended December 31, 2013.

In 2013, our former CEO provided services to the Company without cost valued at $3,000.

Stock Issued upon conversion of debt-During the year ended December 31, 2012, we issued 70,205 post-split shares of our common stock in settlement of $50,000 due to a former related party plus associated accrued interest of $20,500. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

Preferred Stock-We are currently authorized to issue up to 20,000,000 shares of $0.00001 par value preferred stock. Effective December 31, 2007 the board of directors approved the cancellation of all previously issued preferred shares and approved the cancellation and extinguishment of all common and preferred share conversion rights of any kind, including without limitation, warrants, options, convertible debt instruments and convertible preferred stock of every series and accompanying conversion rights of any kind.

Stock Option-There are no employee or non-employee option grants.

3. Related Party Transactions Not Disclosed Elsewhere

Mr. Zekri, our Secretary and director, provided without cost to the Company his services valued at $800 per month which totaled $4,800 for 2013. He also provided without cost to the Company office space valued at $200 per month, which totaled $1,200 for the six-month period ended June 30, 2013.

4. Disposition of Inactive Subsidiaries

On January 30, 2012, ADBI relinquished its 100% ownership and all rights to Centriforce Technology Corporation and its 50% ownership in Sub Sea Oil Technologies, Inc. The underlying assets of both Centriforce and SubSea had no value at that time.

5. Convertible Notes

During 2013 the Company signed a series of twelve new unsecured promissory notes for an aggregate of $128,920 to related parties. One note for $71,545 was due to current officer/director of the company. The notes bear interest at 15% per annum and were due approximately one year from the date of issuance. The maturity dates range from February 5, 2014 to December 31, 2014 with all amounts recorded as current liabilities. The notes have conversion rights that allow the holder of the note to convert the principal balance into the Company's common stock at the lender's sole discretion at $0.0035 per share except for the officer/director note of $71,545, which is convertible at $0.01 per share. At June 30, 2014 all notes had been converted into common stock. In connection with the conversion, the terms of settlement had been modified. The modifications resulted in the recognition of a $23,709,343 loss.

In accordance with ASC 470, the Company has analyzed the beneficial nature of the conversion terms and determined that a beneficial conversion feature (BCF) exists because the effective conversion price was less than the quoted market price at the time of the issuance. The Company calculated the value of the BCF using the intrinsic method as stipulated in ASC 470. The BCF of $128,920 has been recorded as a discount to the 2013 notes payable and a corresponding entry to Additional Paid-in Capital. The historical aggregate discount arising from the BCF on all such notes is $185,046.

For the six months ended June 30, 2014 and 2013 the Company has recognized $11,510 and $8,791 in accrued interest expense, respectively, and has amortized $91,066 and $24,851, respectively of the discount arising from the beneficial conversion feature which has also been recorded as interest expense.

Since Inception: On January 20, 2009, the Company received $50,000 through the issuance of a convertible note. The note bears interest at the rate of 10% per annum and has a maturity date of 12 months. The note is convertible into common stock at a price of $1.00 per share. The company recorded a debt discount of $50,000 all of which was amortized to interest expense during 2009. During the year ended December 31, 2012, the Company issued 70,205 post-split shares in connection with the conversion of this debt into equity, along with $20,500 of accrued interest. The conversion occurred within the terms of the promissory note and no gain or loss resulted. The net balance of the note was zero as of 12/31/2012 and $50,000 as of 12/31/2011.

In January 18, 2010, the Company received $50,000 through the issuance of a convertible note. The note bears interest at the rate of 10% per annum and has a maturity date of 12 months. The note is convertible into common stock at a price of $1.00 per share. The company recorded a debt discount of $50,000 all of which was amortized to interest expense during 2010. The net balance of the note was $50,000 as of 12/31/2012 and 12/31/2011.

During 2012, the Company received a total of $56,126 through the issuance of convertible notes to 5 shareholders. The notes bear interest at the rate of 15% per annum and having a maturity date of 12 months. The notes are convertible into common stock par value $0.1 per share. The Company recorded interest expense on the amount of $12,525 during 2012 and $12,610 in amortization of debt discount during 2012.

6. Development Stage Activities and Going Concern

The Company is currently in the development stage, which it re-entered on January 1, 2011 and has limited operations. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2014, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

7. Restatement of Financial Statements

The unaudited financial statements for the period ended June 30, 2014, filed with the SEC on August 19, 2014 have been restated as a result of management's determination that the Company's accounting treatment pertaining the loss on debt settlement should be recorded in the balance sheet as of June 30, 2014.

The effect of the restatement on our previously issued interim financial statements as of June 30, 2014 is as follows:

The effect of the restatement on our previously issued balance sheet as of June 30, 2014 is as follows:

	Restated Balance Sheets
	As Reported	Adjustments	Restated
Total Assets	$2,114,012	$-	$2,114,012

Total current liabilities	$24,733	$-	$24,733

Stockholders' equity (deficit):
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-	-
Common stock, $0.00001 par value; 500,000,000 shares authorized; and
2,592,400 and 2,845,480 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	2,592	-	2,592
Additional paid in capital	3,541,305	-	3,541,305
Common stock subscribed but not issued	23,837,203	2,700,000	26,537,203
Common stock subscription receivable	(520,000)	-	(520,000)
Accumulated deficit before re-entry to the development stage	(2,290,748)	-	(2,290,748)
Accumulated deficit after re-entry to development stage	(22,481,073)	(2,700,000)	(25,181,073)
Total stockholders' equity (deficit)	2,089,279	-	2,089,279
Total Liabilities and Stockholders' Equity (Deficit)	$2,114,012	$-	$2,114,012

The effect of the restatement on our previously issued income statements for the three months ended June 30, 2014 is as follows:
	Restated Income Statement
	As Reported	Adjustments	Restated
Revenues	$-	$-	$-

Expenses
General and administrative	39,499	-	39,499
Total	39,499	-	39,499

(Loss) from operations	(39,499)	-	(39,499)

Other income (expense)
Interest expense	(5,787)	-	(5,787)
Amortization of debt discount	(61,514)	-	(61,514)
Loss on settlement of debt	(21,009,343)	(2,700,000)	(23,709,343)
Total other (expense)	(21,076,644)	(2,700,000)	(23,776,644)
Total cost and expenses	(21,116,143)	(2,700,000)	(23,816,143)

Loss from continuing operations before income tax	(21,116,143)	(2,700,000)	(23,816,143)
Income tax	(13,939)	-	(13,939)

Net loss	$(21,130,082)	$(2,700,000)	$(23,830,082)

Basic and diluted per share amount:
Basic and diluted net loss	$(7.54)	$(0.97)	$(8.51)

Weighted average shares outstanding
(basic and diluted)	2,801,160	-	2,801,160

The effect of the restatement on our previously issued income statements for the six months ended June 30, 2014 is as follows:
	Restated Income Statement
	As Reported	Adjustments	Restated
Revenues	$-	$-	$-

Expenses
General and administrative	63,253	-	63,253
Total	63,253	-	63,253

(Loss) from operations	(63,253)	-	(63,253)

Other income (expense)
Interest expense	(11,510)	-	(11,510)
Amortization of debt discount	(91,066)	-	(91,066)
Loss on settlement of debt	(21,009,343)	(2,700,000)	(23,709,343)
Total other (expense)	(21,111,919)	(2,700,000)	(23,811,919)
Total cost and expenses	(21,175,172)	(2,700,000)	(23,875,172)

Loss from continuing operations before income tax	(21,175,172)	(2,700,000)	(23,875,172)
Income tax	(13,939)	-	(13,939)

Net loss	$(21,189,111)	$(2,700,000)	$(23,889,111)

Basic and diluted per share amount:
Basic and diluted net loss	$(7.73)	$(0.99)	$(8.72)

Weighted average shares outstanding
(basic and diluted)	2,740,523	-	2,740,523

The effect of the restatement on our previously issued income statements for the cumulative period ended June 30, 2014 is as follows:
	Restated Income Statement
	As Reported	Adjustments	Restated
Revenues	$-	$-	$-

Expenses
General and administrative	1,237,520	-	1,237,520
Total	1,237,520	-	1,237,520

(Loss) from operations	(1,237,520)	-	(1,237,520)

Other income (expense)
Interest expense	(58,694)	-	(58,694)
Amortization of debt discount	(161,577)	-	(161,577)
Loss on settlement of debt	(21,009,343)	(2,700,000)	(23,709,343)
Total other (expense)	(21,229,614)	(2,700,000)	(23,929,614)
Total cost and expenses	(22,467,134)	(2,700,000)	(25,167,134)

Loss from continuing operations before income tax	(22,467,134)	(2,700,000)	(25,167,134)
Income tax	(13,939)	-	(13,939)

Net loss	$(22,481,073)	$(2,700,000)	$(25,181,073)

The effect of the restatement on our previously issued cash flow statements for the six months ended June 30, 2014 is as follows:
	Restated Cash Flow Statements
	As Reported	Adjustments	Restated
Cash flows from operating activities:
Net loss	$(21,189,111)	$(2,700,000)	$(23,889,111)
Adjustments to reconcile net loss to cash used in operating activities:
Donated services	-	-	-
Shares issued for services	-	-	-
Non-cash loss on settlement of debt	21,009,343	(2,700,000)	23,709,343
Amortization of debt discount	91,066	-	91,066
Changes in assets and liabilities:
Increase (decrease) in prepaid expenses	-	-	-
Increase (decrease) in accounts payable and accrued expenses	31,179	-	31,179
Cash used in operating activities	(57,523)	-	(57,523)

Cash flow from financing activities:
Proceeds from issuance of common stock	2,095,000	-	2,095,000
Proceeds from issuance of convertible notes payable - related parties	-	-	-
Proceeds from issuance of convertible notes payable	-	-	-
Cash provided by financing activities	2,095,000	-	2,095,000

Change in cash	2,037,477	-	2,037,477
Cash - beginning of period	76,535	-	76,535
Cash - end of period	$2,114,012	$-	$2,114,012

Supplemental cash flow disclosure:
Non-cash transactions:
Debt converted to common stock	$212,860	$-	$212,860
Discount on convertible debt	$-	$-	$-
Forgiveness of accrued salary by related party	$-	$-	$-
Common stock cancelled	$253	$-	$253
Subscription receivable	$500,000	$-	$500,000

The effect of the restatement on our previously issued cash flow statements for the cumulative period ended June 30, 2014 is as follows:
	Restated Cash Flow Statements
	As Reported	Adjustments	Restated
Cash flows from operating activities:
Net loss	$(22,481,073)	$(2,700,000)	$(25,181,073)
Adjustments to reconcile net loss to cash used in operating activities:
Donated services	36,000	-	36,000
Shares issued for services	1,000,000	-	1,000,000
Non-cash loss on settlement of debt	21,009,343	(2,700,000)	23,709,343
Amortization of debt discount	161,577	-	161,577
Changes in assets and liabilities:
Increase (decrease) in prepaid expenses	-	-	-
Increase (decrease) in accounts payable and accrued expenses	88,119	-	88,119
Cash used in operating activities	(186,034)	-	(186,034)

Cash flow from financing activities:
Proceeds from issuance of common stock	2,115,000	-	2,115,000
Proceeds from issuance of convertible notes payable - related parties	74,851	-	74,851
Proceeds from issuance of convertible notes payable	110,195	-	110,195
Cash provided by financing activities	2,300,046	-	2,300,046

Change in cash	2,114,012	-	2,114,012
Cash - beginning of period	-	-	-
Cash - end of period	$2,114,012	$-	$2,114,012

Supplemental cash flow disclosure:
Non-cash transactions:
Debt converted to common stock	$358,892	$-	$358,892
Discount on convertible debt	$161,577	$-	$161,577
Forgiveness of accrued salary by related party	$6,847	$-	$6,847
Common stock cancelled	$253	$-	$253
Subscription receivable	$500,000	$-	$500,000

8. Subsequent Events

On May 13, 2014 the Board approved a plan to redomicile from New Jersey to Delaware. In conjunction with and subject to the redomiciliation The Board also approve a 1:100 reverse split of common stock. Upon completion of the plan, the existing issued and outstanding shares will be reduced to 2,845,480 shares. As of the date of filing, new investors have subscribed to 6,437,500 post-reverse shares and 11,057,667 post-reverse shares in stock payable related to debt conversion. Effective August 4, 2014, the change in domicile and the reverse split of our common stock has been completed. Subsequent to the period ended June 30, 2014, the Company issued 18,895,324 restricted shares related to private placements and debt conversions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-Qure Corp.
San Antonio, Texas

We have audited the accompanying balance sheets of E-Qure Corp. (A Development Stage Company) (formerly ADB International Group, Inc.) as of December 31, 2013 and 2012 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from re-entering the development stage (January 1, 2011) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Qure Corp. as of December 31, 2013 and 2012 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
March 26, 2014

E-QURE CORP.
(A Development Stage Company)
f/k/a ADB International Group, Inc.
BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$76,535	$2,900
Prepaid expenses	-	909
Total current assets	76,535	3,809

Total Assets	$76,535	$3,809

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accrued expenses	$21,368	$31,383
Convertible notes payable, net of discount	89,106	81,805
Convertible notes payable to related parties, net of discount	4,874	3,291
Total current liabilities	115,348	116,479

Total liabilities	115,348	116,479

Stockholders' deficit:
Preferred stock, $0.00001; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 500,000,000 shares authorized; and
2,845,480 and 769,948 issued and outstanding at December 31, 2013 and 2012, respectively	2,845	770
Additional paid in capital	3,541,052	2,300,685
Accumulated deficit before re-entry to the development stage	(2,290,748)	(2,290,748)
Accumulated deficit after re-entry to development stage	(1,291,962)	(123,377)
Total stockholders' equity (deficit)	(38,813)	(112,670)
Total Liabilities and Stockholders' Equity (Deficit)	$76,535	$3,809

See Summary of Significant Accounting Policies and Notes to Financial Statements.

E-QURE CORP.
(A Development Stage Company)
f/k/a ADB International Group, Inc.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND FOR THE PERIOD FROM
RE-ENTERING DEVELOPMENT STAGE (JANUARY 1, 2011) TO DECEMBER 31, 2013

			For the period from
	For the year	For the year	re-entering development
	ended	ended	stage (January 1, 2011)
	December 31, 2013	December 31, 2012	to December 31, 2013

Revenues	$-	$-	$-

Expenses
General and administrative	1,090,882	66,850	1,174,267
Total costs and expenses	1,090,882	66,850	1,174,267

(Loss) from operations	(1,090,882)	(66,850)	(1,174,267)

Other income (expense)
Interest expense	(19,802)	(12,525)	(47,184)
Amortization of debt discount	(57,901)	(12,610)	(70,511)
Total other (expense)	(77,703)	(25,135)	(117,695)
Total costs and expenses	(1,168,585)	(91,985)	(1,291,962)

Loss from continuing operations before income taxes	(1,168,585)	(91,985)	(1,291,962)
Income tax	-	-	-
Net loss	$(1,168,585)	$(91,985)	$(1,291,962)

(Loss) per common share - basic and diluted
Basic and diluted net loss	$(1.41)	$(0.12)

Weighted average number of common shares outstanding (basic and diluted)	829,955	762,275

See Summary of Significant Accounting Policies and Notes to Financial Statements.

E-QURE CORP.
(A Development Stage Company)
f/k/a ADB International Group, Inc.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR PERIOD FROM RE-ENTRY INTO THE DEVELOPMENT STAGE (JANUARY 1, 2011) UNTIL DECEMBER 31, 2013

			Additional	Accumulated	Accumulated	Total
	Common		Paid-in	Deficit after Re-Entry	Deficit before Re-Entry	Stockholders'
	Shares	Amount	Capital	to Development Stage	to Development Stage	Equity (Deficit)
Balance at December 31, 2010 (Unaudited)	699,743	$700	$2,172,741	$-	$(2,290,748)	$(117,307)
Donated services and rent	-	-	12,000	-	-	12,000
Net loss	-	-	-	(31,392)	-	(31,392)
Balance at December 31, 2011	699,743	$700	$2,184,741	(31,392)	$(2,290,748)	$(136,699)
Note converted	70,205	70	70,430	-	-	70,500
Donated services and rent	-	-	12,000	-	-	12,000
Discount on convertible note	-	-	33,514	-	-	33,514
Net loss	-	-	-	(91,985)	-	(91,985)
Balance at December 31, 2012	769,948	$770	$2,300,685	(123,377)	$(2,290,748)	$(112,670)
Note converted	75,532	75	75,457	-	-	75,532
Stock issued for cash	2,000,000	2,000	18,000	-	-	20,000
Excess of fair value of stock cash paid	-	-	1,000,000	-	-	1,000,000
Donated services and rent	-	-	12,000	-	-	12,000
Discount on convertible note	-	-	128,063	-	-	128,063
Forgiveness of related party salary accrual	-	-	6,847	-	-	6,847
Net loss	-	-	-	(1,168,585)	-	(1,168,585)
Balance at December 31, 2013	2,845,480	$2,845	$3,541,052	$(1,291,962)	$(2,290,748)	$(38,813)

See Summary of Significant Accounting Policies and Notes to Financial Statements.

E-QURE CORP.
(A Development Stage Company)
f/k/a ADB International Group, Inc.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND FOR THE PERIOD
FROM RE-ENTERING DEVELOPMENT STAGE (JANUARY 1, 2011) TO DECEMBER 31, 2013

			For the period from re-entering
	For the year ended	For the year ended	development stage (January 1, 2011)
	December 31, 2013	December 31, 2012	to December 31, 2013

Cash flows from operating activities:
Net loss	$(1,168,585)	$(91,985)	$(1,291,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Donated services and rent	12,000	12,000	36,000
Shares issued for services	1,000,000	-	1,000,000
Amortization of debt discount	57,901	12,610	70,511
Changes in assets and liabilities:
Increase (decrease) in prepaid expenses	909	(909)	-
Increase (decrease) in accounts payable and accrued expenses	22,490	15,058	56,940
Cash provided by (used in) operating activities	(75,285)	(53,226)	(128,511)

Cash flow from financing activities:
Proceeds from issuance of common stock	20,000	-	20,000
Proceeds from issuance of convertible notes payable	57,375	52,820	110,195
Proceeds from issuance of convertible notes payable - related party	71,545	3,306	74,851
Cash provided by financing activities	148,920	56,126	205,046

Change in cash	73,635	2,900	76,535

Cash - beginning of period	2,900	-	-

Cash - end of period	$76,535	$2,900	$76,535

Non cash transactions:
Debt converted into common stock	$75,532	$70,500	$146,032
Discount on convertible debt	$128,063	$33,514	$161,577
Forgiveness of accrued salary by related party	$6,847	$-	$6,847

See Summary of Significant Accounting Policies and Notes to Financial Statements.

E-QURE CORP.
 (A Development Stage Company)
f/k/a ADB International Group, Inc.
Background and Significant Accounting Policies
December 31, 2013

1. The Company

Organizational Background: E-Qure Corp., (“ADBI” or the “Company”) is a New Jersey corporation based in Florida with offices in Israel. The Company was a holding company with two subsidiaries. Centriforce Technology Corp (Centriforce), which was wholly owned by the Company, and Subsea Oil Technologies, Inc.

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2013, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2013 or 2012.

Property and Equipment: New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Development Stage Enterprise: As of January 1, 2011, the Company re-entered the development stage. The financial statements have been updated to reflect this change as of this date.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determination.

Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock, the estimated volatility of the Company’s common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2013 and 2012, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:
- Quoted prices for similar assets or liabilities in active markets;
- Quoted prices for identical or similar assets or liabilities in inactive markets;
- Inputs other than quoted prices that are observable for the asset or liability;
- Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The assets or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents assets that were measured and recognize at fair value on December 31, 2013 and 2012 and the year then ended on a recurring basis:

Fair Value Measurements at December 31, 2013
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

Fair Value Measurements at December 31, 2012
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the fiscal periods ended December 31, 2013 and 2012, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred January 1, 2011.

Income Taxes: We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carry-forwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset.

Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions

The Financial Accounting Standards Board issued Interpretation No. 740, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN No. 740”) which was effective for the Company on January 1, 2007.  ASC No. 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC No. 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.  The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  ASC No. 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2007. We are not under examination by any jurisdiction for any tax year. At December 31, 2013, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under ASC 740.

Recently Issued Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

- Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and
- Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

2. Stockholders' Equity

Common Stock

We are currently authorized to issue up to 500,000,000 shares of $0.00001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis.

Recent Issuances of Common Stock-2013:

On October 14, 2013 we issued 75,532 shares of our common stock in settlement of $50,000 due to a former related party plus associated accrued interest of $25,532. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

On December 23, 2013 we issued 2,000,000 shares of common stock in exchange for $20,000.These shares were sold to an officer of the company at a discount to market at the date of the agreement. The shares were valued at the closing price as of the date of the agreement and resulted in recognition of $1,000,000 in compensation services for the year ended December 31, 2013.

Historical Activity Prior to 2013:

In 2011, our former CEO provided services to the Company without cost valued at $12,000.

Stock Issued upon conversion of debt

During the year ended December 31, 2012, we issued 70,205 shares of our common stock in settlement of $50,000 due to a former related party plus associated accrued interest of $20,500. The conversion occurred within the terms of the promissory note and no gain or loss resulted.

Preferred Stock

We are currently authorized to issue up to 20,000,000 shares, $0.00001 par value, preferred stock. Effective December 31, 2007 the board of directors approved the cancellation of all previously issued preferred shares and approved the cancellation and extinguishment of all common and preferred share conversion rights of any kind, including without limitation, warrants, options, convertible debt instruments and convertible preferred stock of every series and accompanying conversion rights of any kind.

Stock Options

There are no employee or non-employee option grants.

3. Related Party Transactions not Disclosed Elsewhere

Mr. Zekri, our Secretary and director, provided without cost to the Company his services valued at $800 per month which totaled $9,600 for 2013 and 2012. He also provided without cost to the Company office space valued at $200 per month, which totaled $2,400 for the twelve-month periods ended December 31, 2013 and 2012.

4. Disposition of Inactive Subsidiaries

On January 30, 2012, the Company relinquished its 100% ownership and all rights to Centriforce Technology Corporation and its 50% ownership in Sub Sea Oil Technologies, Inc. The underlying assets of both Centriforce and SubSea had no value at that time.

5. Convertible Notes

Current Reporting Period-2013:

During 2013 the Company signed a series of twelve new unsecured promissory notes for an aggregate of $128,920 to related parties. One note for $71,545 is due to current officer/director of the company. The notes bear interest at 15% per annum and are due approximately one year from the date of issuance. The maturity dates range from February 5, 2014 to December 31, 2014 with all amounts recorded as current liabilities. The notes have conversion rights that allow the holder of the note to convert the principal balance into the Company's common stock at the lender's sole discretion at $0.35 per share except for the officer/director note of $71,545, which is convertible at $0.01 per share.

In accordance with ASC 470, the Company has analyzed the beneficial nature of the conversion terms and determined that a beneficial conversion feature (BCF) exists because the effective conversion price was less than the quoted market price at the time of the issuance. The Company calculated the value of the BCF using the intrinsic method as stipulated in ASC 470. The BCF of $128,920 has been recorded as a discount to the 2013 notes payable and a corresponding entry to Additional Paid-in Capital. The aggregate discount arising from the BCF on the 2012 and 2013 notes is $185,046.

For the year ended December 31, 2013 the Company has recognized $19,802 in accrued interest expense related to all convertible notes and has amortized $57,901 of the beneficial conversion feature which has also been recorded as interest expense. The aggregate carrying value of convertible notes is as follows:

	December 31, 2013	December 31, 2012
Face amount of the notes	$185,046	$106,126
Less unamortized discount	(91,066)	(21,030
Carrying Value	$93,980	$85,096

Since Inception:

On January 20, 2009, the Company received $50,000 through the issuance of a convertible note. The note bears interest at the rate of 10% per annum and has a maturity date of 12 months. The note is convertible into common stock at a price of $1.00 per share. The company recorded a debt discount of $50,000 all of which was amortized to interest expense during 2009. During the year ended December 31, 2012, the Company issued 70,205 shares in connection with the conversion of this debt into equity, along with $20,500 of accrued interest. The conversion occurred within the terms of the promissory note and no gain or loss resulted. The net balance of the note was zero as of 12/31/2012 and $50,000 as of 12/31/2011.

On January 18, 2010, the Company received $50,000 through the issuance of a convertible note. The note bears interest at the rate of 10% per annum and has a maturity date of 12 months. The note is convertible into common stock at a price of $1.00 per share. The company recorded a debt discount of $50,000 all of which was amortized to interest expense during 2010. The net balance of the note was $50,000 as of 12/31/2012 and 12/31/2011.

During 2012, the Company received a total of $56,126 through the issuance of convertible notes to 5 shareholders. The notes bear interest at the rate of 15% per annum and having a maturity date of 12 months. The notes are convertible into common stock par value $0.10 per share. The Company recorded interest expense on the amount of $12,525 during 2012 and $12,610 in amortization of debt discount during 2012.

6. Income Taxes

We have adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. Our net operating loss carryovers incurred prior to 2008 considered available to reduce future income taxes were reduced or eliminated through our recent change of control (I.R.C. Section 382(a)) and the continuity of business limitation of I.R.C. Section 382(c).

We have a current operating loss carry-forward of $1,484,462 resulting in deferred tax assets of $519,562. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

		December 31
		2013		2012
Individual components giving rise to the deferred tax assets are as follows:	$		$
Future tax benefit arising from net operating loss carryovers		519,562		485,022
Less valuation allowance		(519,562)		(485,022)
Net deferred asset		$-		$-

The Company is not under examination by any jurisdiction for any tax year. Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2008.

7. Development Stage Activities and Going Concern

The Company is currently in the development stage, which it re-entered on January 1, 2011 and has limited operations. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2013, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

8. Subsequent Events

There were no subsequent events following the period ended December, 31, 2013 through the date the financial statements were issued

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

In January 2014, Mr. Weissberg negotiated with Lifewave Ltd., a public company organized under the laws of the State of Israel, for the purpose of acquiring certain of Lifewave's IP assets pertaining to a wound healing device. The Registrant signed a patent purchase agreement with Lifewave on January 6, 2014 (the "Agreement"), the closing of which was subject to several material conditions, including our ability of raising equity capital sufficient to develop and commercially exploit the technology.

On June 4, 2014, we completed the purchase of all right, title and interest to certain IP assets, including rights to a wound treatment device. The IP assets, including the wound healing device, acquired by the Registrant are designed for wound treatment incorporating Bioelectrical Signal Therapy ("BST Device"). The BST Device implements patented and proprietary electrical stimulation technologies to treat hard-to-cure wounds and ulcers up to complete closure and/or cure.

Pursuant to the Agreement, the Registrant has agreed to pay Lifewave a royalty of from 10% to 20% of the profits (as defined in the Agreement) generated from the BST Device.

In July 2014, the Registrant entered into an agreement with the Austen BioInnovation Institute in Akron ("ABIA" or the "Institute"), for the purpose of bringing our BST Device to the U.S. market.

The Company's management selected ABIA's Product Innovation and Commercialization Division, which has significant expertise in wound healing, clinical trial development, and regulatory operations, to spearhead its pre-market clinical trial program, which is necessary to apply for regulatory approval from the United States Food and Drug Administration ("FDA") to distribute the BST Device in the United States. As part of the Institute's fully integrated regulatory and device development service Offerings, ABIA will prepare on behalf of the Company an application to obtain FDA approval. The initial trial will include 70 patients in a double-arm, randomized, multi-center study to assess the safety and efficacy of the BST Device in patients with Stage II and III pressure and venous stasis ulcers; and submit data to the FDA to obtain approval.

The Company’s success is dependent upon the successful FDA clinical trial of its BST Device. The Device may need additional development and may never achieve safety or efficacy. The Company believes that its design and procedure show promise, but the path to commercial success, even if development milestones are met, may take more time and might be more costly.

There are a number of potential obstacles the Company might face, including the following:

• We may not be able to raise additional funds we may need to complete the clinical trials.
• Competitors may develop alternatives that render BST Device redundant or unnecessary.
• We may not have a sufficient and sustainable intellectual property position.
• Our device may be shown to have harmful side effects or other characteristics that indicate it is unlikely to be safe and effective.
• Our device may not receive regulatory approval.
• Even if our device receives regulatory approval, it may not be accepted by patients, the medical community or third-party payers.

During the quarter ended June 30, 2014, the Registrant raised over $2,095,000 in equity capital to fund its plans to obtain FDA approval, developing marketing and sales capacities and actively engage in the medical device industry, generally, and in wound treatment, specifically.

We are currently a development stage company and we may require additional capital to implement our business and fund our operations. See “Management’s Discussion and Analysis” on page 55.

Results of Operations during the three months ended June 30, 2014 as compared to the three months ended June 30, 2013

We have not generated any revenues since inception. We had operating expenses related to general and administrative expenses, being a public company and interest expenses. During the three-month period ended June 30, 2014, we incurred $23,830,082 in net loss due to general and administrative expenses of $39,499 and total other expenses of $23,776,644 consisting of interest expense of $5,787, $61,514 in amortization in debt discount, $23,709,343 in loss on settlement of debt expenses and taxes of $13,939 compared to a net loss during the three -month period ended June 30, 2013 of $45,886 mainly due to general and administrative expenses of $26,234, interest expenses of $4,564 and $15,088 in amortization of debt discount.

Our general and administrative expenses increased by $13,265 or 51% during the period ended June 30, 2014 as compared to the same period in the prior year mainly due increased professional fees. During the three months ended June 30, 2014, our interest expenses increased by $1,223 or 27% as compared to the same period in the prior year. Amortization of debt discount increase by $46,426 or 307% as compared to the same period in the prior year. The non-cash charge related to a loss on debt settlement is a one-time, non-recurring expense.

Results of Operations during the six months ended June 30, 2014 as compared to the six months ended June 30, 2013

We have not generated any revenues since inception. We had operating expenses related to general and administrative expenses, being a public company and interest expenses. During the six-month period ended June 30, 2014, we incurred $23,889,111 in net loss due to general and administrative expenses of $63,253 and total other expenses of $23,811,919 consisting of interest expense of $11,510, $91,066 in amortization in debt discount, $23,709,343 in loss on settlement of debt expenses and taxes of $13,939 compared to a net loss during the six -month period ended June 30, 2013 of $76,205 mainly due to general and administrative expenses of $42,563, interest expenses of $8,791 and $24,851 in amortization of debt discount.

Our general and administrative expenses increased by $20,690 or 49% during the six-month period ended June 30, 2014 as compared to the same period in the prior year mainly due increased professional fees. During the six-months ended June 30, 2014, our interest expenses increased by $2,719 or 31% as compared to the same period in the prior year. Amortization of debt discount increase by $66,215 or 266% as compared to the same period in the prior year. The non-cash charge related to a loss on debt settlement is a one-time, non-recurring expense.

Results of Operations during the year ended December 31, 2013 as compared to the year ended December 31, 2012

We have not generated any revenues since inception. We had operating expenses related to general and administrative expenses, being a public company and interest expenses. During the year ended December 31, 2013, we incurred $1,168,585 in net loss due to general and administrative expenses of $1,090,882 and other expenses of $77,703 consisting of interest expenses of $19,802 and $57,901 in amortization in debt discount compared to a net loss during the year ended December 31, 2012 of $91,985 mainly due to general and administrative expenses of $66,850, interest expenses of $12,525 and $12,610 in amortization of debt discount.

Our general and administrative expenses increased by $1,024,032 during the year ended December 31, 2013 as compared to the same period in the prior year mainly due to non-cash compensation expenses. During the twelve months ended December 31, 2013, our interest expenses increased by $7,277 or 58% as compared to the same period in the prior year. Amortization of debt discount increase by $45,291 as compared to the same period in the prior year.

Liquidity and Capital Resources

On June 30, 2014, we had total assets of $2,114,012 consisting of cash in the same amount compared to a cash balance of $76,535 at December 31, 2013. We had total current liabilities of $24,733 consisting of $5,730 in accounts payable and $19,003 in accrued expenses compared to accrued expenses of $21,368 and $93,980 in convertible notes on December 31, 2013. Our accumulated deficits as of June 30, 2014 and December 31, 2013 were $27,471,821 and $3,582,710, respectively.

We used $57,523 in our operating activities during the six months ended June 30, 2014, which was due to a net loss of $23,889,111 offset by a non-cash charge related to a loss on settlement of debt of $23,709,343, amortization of debt discount of $91,066 and an increase in accounts payable of $31,179. We used $38,447 in our operating activities during the six months ended June 30, 2013, which was due to a net loss of $76,205 offset by donated services valued at $6,000, amortization of debt discount of $24,851, increase in prepaid expenses of $900 and an increase in accounts payable of $6,007.

We financed our negative cash flow during the six months ended June 30, 2014 through proceeds from the issuance of stock of $2,095,000. We financed our negative cash flow from operations during the same period in the prior year through the issuance of convertible notes of $45,000.

On December 31, 2013, we had total assets of $76,535 consisting of $76,535 in cash compared to $2,900 in cash on December 31, 2012. We had total current liabilities of $115,348 consisting of $21,368 in accrued expenses and convertible notes in the amount of $93,980 compared to accrued expenses of $31,383 and convertible notes in the amount of $85,096 on December 31, 2012. Our accumulated deficits as of December 31, 2013 and 2012 were $3,582,710 and $2,414,125, respectively.

We used $75,285 in our operating activities during the year 2013, which was due to a net loss of $1,168,585 offset by donated services and rent of $12,000, non-cash compensation of $1,000,000, amortization of debt discount of $57,901, increase in accounts payable of $22,490 and increase in prepaid expenses of $909. We used $53,226 in our operating activities during the year 2012, which was due to a net loss of $91,985 offset by donated services and rent of $12,000, amortization of debt discount of $12,610, increase in accounts payable of $15,058 a decrease in prepaid expenses of $909.

We financed our negative cash flow from operations in 2013 through borrowings in the amount of $128,920 and issuance of common stock of $20,000. We financed our negative cash flow from operations in 2012 through borrowings in the amount of $56,126.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated. There are no limitations in our articles of incorporation on our ability to borrow funds or raise funds through the issuance of restricted Common Stock. Our limited resources and lack of operating history may make it difficult to do borrow funds or raise capital. Our inability to borrow funds or raise funds through the issuance of restricted Common Stock required to facilitate our business plan may have a material adverse effect on our financial condition and future prospects. Any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

There are no limitations in our articles of incorporation on our ability to borrow funds or raise funds through the issuance of restricted Common Stock. Our limited resources and lack of operating history may make it difficult to do borrow funds or raise capital. Our inability to borrow funds or raise funds through the issuance of restricted Common Stock required to facilitate our business plan may have a material adverse effect on our financial condition and future prospects. Any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

Off-Balance Sheet Arrangements

As of December 31, 2013, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Contractual Obligations and Commitments

As of December 31, 2013, we did not have any contractual obligations.

Critical Accounting Policies

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2013 or 2012.

Property and Equipment: New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Development Stage Enterprise: As of January 1, 2011, the Company re-entered the development stage. The financial statements have been updated to reflect this change as of this date.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and their intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to take estimates of these cash flows related to long-lived assets, as well as other fair value determination.

Stock Based Compensation: Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s Common Stock, the estimated volatility of the Company’s Common Stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock: We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2013 and 2012, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:
- Quoted prices for similar assets or liabilities in active markets;
- Quoted prices for identical or similar assets or liabilities in inactive markets;
- Inputs other than quoted prices that are observable for the asset or liability;
- Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents assets that were measured and recognize at fair value on December 31, 2013 and 2012 and the year then ended on a recurring basis:

Fair Value Measurements at December 31, 2013
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

Fair Value Measurements at December 31, 2012
		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets at fair value	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the fiscal periods ended December 31, 2013 and 2012, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Earnings per Common Share: We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred January 1, 2011.

Income Taxes: We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset.

Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions

The Financial Accounting Standards Board issued Interpretation No. 740, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN No. 740”) which was effective for the Company on January 1, 2007.  ASC No. 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC No. 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.  The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  ASC No. 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2007. We are not under examination by any jurisdiction for any tax year. At December 31, 2013, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under ASC 740.

Recently Issued Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

- Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and
- Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present director and executive officer:

Name	Age	Title	Executive Officer Since
Ohad Goren	45	Chief Executive Officer	06/2014
Gal Peleg	38	Chief Financial Officer	08/2014
Ron Weissberg	57	Chairman	12/2013
Itsik Ben Yesha (1)	63	Chief Technology Officer	06/2014
Dr. Michael Sessler	57	Director	08/2014

Ohad Goren, age 45, Chief Executive Officer. Has served in the following positions during the past five years: from 2011 to present Mr. Goren served as an advisor and entrepreneur to Medical Device companies From 2010 to 2011, Mr. Goren has served as CEO of Pollogen Ltd., an Israeli company engaged in the development, manufacture and marketing of medical aesthetic devices with sales in North and Latin America, Europe, Asia and the Asian Pacific. Prior to joining Pollogen Ltd., Mr. Goren served as a consultant to start-up companies principally in the biotechnology and hi-tech industries from 2008 to 2009. From 2005 through 2008, Mr. Goren was the CEO of Lifewave Ltd., where he had responsibility for the IPO of Lifewave as well as overseeing development of the chronic wound treatment device and regulatory compliance, among other duties. Mr. Goren formerly served as the Support Sales and Marketing Manager with Oracle Israel and as Deputy Consul at the Israeli Embassy, Washington, D.C.

Gal Peleg, age 38, Chief Financial Officer. On August 21, 2014, the Registrant appointed Mr. Gal Peleg as Chief Financial Officer, replacing Ron Weissberg, the Registrant's Chairman and principal stockholder, who had served as interim CFO since December 27, 2013. Mr. Weissberg will continue to serve as Chairman of the Board of Directors.

Mr. Peleg is a Certified Public Accountant. From 2007 to the present, Mr. Peleg served as Chief Financial Officer of Medical Life-Wave, a medical device company that was listed on the Tel-Aviv Stock Exchange ("TASE"). He was responsible for quarterly, annual and other reports filed with TASE, compliance with regulatory protocol and the rules and regulations under the Israeli securities laws. From January 2006 through October 2007, Mr. Peleg served as controller of Tescom Software System Ltd, a TASE listed, software testing company with worldwide operations and offices in Israel, United States and Singaport. From 2004 to 2006, Mr. Peleg served as controller of Internet Gold, a majority stockholder of BCOM Ltd., an Israeli company listed on NASDAQ and TASE. From 2001 to 2004, Mr. Peleg worked at Ernst & Young as Senior, Bio-Tech/Medical Device Section, providing audit services in accordance with US GAAP and Israeli GAAP.

Ron Weissberg, age 57, Chairman of the Board, From May 2011 to the present, Mr. Weissberg has been an officer and director of Bio-Light Israeli Life Sciences Investments Ltd, a public company listed on the Tel-Aviv Stock Exchange, engaged in the management and commercialization of Biomed innovation. From May 2003 to the present, Mr. Weissberg has been a director of Midroog Ltd., a Credit Rating Agency in Israel engaged in the credit rating business for the domestic Israeli market and an affiliate of Moody's Corporation (NYSE:MCO). From February 1988 to the present, Mr. Weissberg has been an officer and director of The Israel Land Development Company Ltd (ILDC), a public company listed on the Tel-Aviv Stock Exchange engaged in the Real Estate business, principally involving development of commercial and shopping center properties and logistic centers in Israel, Europe and Canada. From 2011 to the present, Mr. Weissberg has also served as Vice-Chairman of ILDC.

From May 1996 to the present, Mr. Weissberg has been a Director of ILD Hotels Ltd, a public company listed on the Tel-Aviv Stock Exchange engaged in the business of owning and managing a chain of hotels in Israel. From June 2008 until October 2010, Mr. Weissberg served as the CEO and a director of Portfolio Green Ltd., a public company listed on the Tel-Aviv Stock Exchange engaged in the business of Real Estate development in the United States.

Itsik Ben Yesha, age 63, Chief Technology Officer and was a founder and a principal and involved in the Registrant's efforts leading to the negotiations and closing of the above-referenced Patent Purchase Agreement. From 1991 through 2013, Mr. Ben Yesha was the founder and a partner of Hisense Ltd., an Israeli medical device company for respiratory monitoring devices for infants. He previously served as Executive Vice President of Lifewave Ltd. From 1998 to 2003 Mr. Ben Yesha was the Executive Vice President and VPL Division President with Valor Computerized Systems Ltd., a CAD/CAM Software company listed on the Frankfurt Stock Exchange and later acquired by Mentor Graphics (NASDAQ: MENT). From 1979 to 1997, Mr. Ben Yesha served in Tadiran Telecom Group in various rolls, starting as a R&D engineer, designing computerized electronic exchanges (Tadex, Coral), and finally serving as the CFO of Tadiran Wireless Telecom division, bringing it from $0 to $50 million in annual sales within 3 years.

Dr. Michael Sessler, age 57, Director. Dr. Sessler is a medical doctor, having studied at Tel-Aviv University in Israel and at Rome University, at which he received his Medicine School Graduate (MD) Degree. Also at Rome University, he studied Clinical Project Management, under the guidance of Prof. Rita Levi Montalccini, winner of The Nobel Prize in Physiology in 1986.

At present, Dr. Sessler is actively engaged in the business of developing new real estate ventures in Europe and other business projects and activities in Israel. Since 1992, Dr. Sessler has held senior managerial positions at the Electra Consumer Products part of Elco Group, a leading Israeli holding company with over 6,800 employees, annual sales of $1.12 billion including public and private and companies engaged in infrastructure industries as well as the manufacture of consumer products and real estate. In 2000, Dr. Sessler became Senior Vice President of Elco Group, responsible in the establishment, integration and operation of new businesses in Israel, Europe, Australia, South America, China and the United States, with a special emphasis on Europe. Dr. Sessler has also served as either chairman or director of six companies in Spain and Italy in the past.

Director Independence. In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that Dr. Michael Sessler is independent.

NASDAQ Rule 4200. The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Directors’ Term of Office. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee. We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Code of Ethics. We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the fourth quarter of 2014.

Potential Conflicts of Interest. Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight. The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings. We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Section 16(a) Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its CEO and CTO and ten percent (10%) shareholders have not filed reports required to be filed under Section 16(a). Nevertheless, Mr. Weissberg, our Chairman filed a Schedule 13D on January 7, 2014 with respect to his acquisition on December 27, 2013 of 2,000,000 shares from the Registrant.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers during the fiscal years ending December 31, 2013, 2012 and 2011.

Summary Compensation Table
					Long Term
		Annual Compensation			Compensation Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Ron Weissberg, Chairman and former CEO, CFO (1)	2013	0	0	1,000,000	0	0	0
Yoseph Zekri, former CEO, CFO and Chairman (2)	2012	8,250	0	0	0	0	0
	2011	0	0	0	0	0	0
Matthew Schulman, former CEO and Chairman (3)	2012	3,000	0	0	0	0	0
	2011	0	0	0	0	0	0
Steven M. Plumb, former CFO and director (4)	2012	0	0	0	0	0	0
	2011	0	0	0	0	0	0

(1) On December 23, 2013, Mr. Ron Weissberg invested a total of $91,545 in the Registrant (the "Investment"), evidenced by his purchase for $20,000 of 2,000,000 shares, based upon the par value of $0.0001 per share, and $71,545 evidenced by a convertible promissory note due December 31, 2014. On the date of Mr. Weissberg's Investment, the market price of the Registrant's shares was $0.5. As a result of the sale of these shares of common stock to Mr. Weissberg at a discount from the market price, the Registrant recognized a non-cash compensation expense of $1,000,000 during the year ended December 31, 2013.
(2) Mr. Zekri became the Company's CEO, CFO and Chairman in February 2012 and received $750 per month in compensation for serving as officer and director. He resigned as CEO and CFO on March 17, 2013, but remained as our Secretary and Chairman. On March 17, 2013, Mr. Shahar Ginsberg became the Company's CEO and CFO. Mr. Ginsberg resigned as CEO, CFO and Chairman upon the appointment of Mr. Weissberg as CEO, CFO and Chairman on December 24, 2013. Mr. Zekri resigned as secretary and director on August 20, 2014.
(3) Mr. Schulman became the Company's CEO and Chairman 2008 and resigned in February 2012. He has not received any cash compensation for serving as officer and director.
(4) Mr. Plumb became the Company's CFO and Chairman 2008 and resigned in February 2012. He has not received any cash compensation for serving as officer and director.

Option Grants

There were no individual grants of stock options to purchase our Common Stock made to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during period ending June 30, 2014 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below discloses any person (including any "group") who is known to the Registrant to be the beneficial owner of more than five (5%) percent of the Registrant's Common Stock securities and the beneficial ownership of Registrant's director and executive officer. As of September 4, 2014, the Registrant had 21,552,724 shares of Common Stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Owned
Ohad Goren, CEO
31 Nahal Ga'aton Street, Modiin, 71700, Israel	1,150,000	5.28%

Gal Peleg, CFO
11 Yosef Nakar Street, Petach Tikva, Israel	0	0%

Ron Weissberg, Chairman and former CEO, CFO
7 Hamitnachalim Street, Savyon, Israel	3,581,438	16.45%

Itsik Ben Yesha, Chief Technology Officer
126 Alon Street, Shilat, 73188, Israel	1,600,000	7.07%

Dr. Michael Sessler, Director
50 Hagiva Street, Savyon, Israel	0	0%

Yochanan Korman, Shareholder
13 Haprahim Street, Ramat Hasharon, Israel	1,575,041	7.07%
Director and Officer (4 people)	6,331,438	28.80%
(1) Applicable percentage ownership is based on 21,552,724 shares of Common Stock outstanding as of September 4, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of December 31, 2013 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

On February 9, 2012, the Company issued 70,205 shares upon the conversion of a $50,000 convertible note plus accrued interest of $20,500, which note was due to Haim Silber, a former related party.

On October 14, 2013, the Company issued 75,532 shares upon the conversion of a $75,532 convertible note, which note was due to Haim Silber, a former related party.

On December 23, 2013, we issued 2,000,000 shares of Common Stock in exchange for $20,000 to Mr. Weissberg, our CFO and Chairman. These shares were sold to an officer of the company at a discount to market at the date of the agreement. The shares were valued at the closing price as of the date of the agreement and resulted in recognition of $1,000,000 in compensation services for the year ended December 31, 2013.

Mr. Zekri, our Secretary and director, provided without cost to the Company his services valued at $800 per month which totaled $4,800 for 2013. He also provided without cost to the Company office space valued at $200 per month, which totaled $1,200 for the six-month period ended June 30, 2013.

As of June 30, 2014, the Company is not indebted to neither its officers nor directors.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

E-QURE CORP.

2,312,191 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is September __, 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution
Securities and Exchange Commission registration fee	$984
Transfer Agent Fees	$0
Accounting fees and expenses	$3,000
Legal fees and expense	$25,000
Miscellaneous	$0
Total	$28,984

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our by-laws provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Item 15. Recent Sales of Unregistered Securities

During the period from February 2014 through April 2014, the Registrant issued convertible notes to the accredited investors set forth below. In May 2014, each of the investors set forth in the table below agreed to convert their respective notes into an aggregate of 5,016,062 restricted shares of Common Stock, at the conversion rates of their respective notes. The Registrant and the Investors agreed that the restricted shares would not be issued until the effective date of the Registrant's change in domicile from the State of New Jersey to the State of Delaware and the implementation of the one-for-one hundred (1:100) reverse split (the "Effective Date"). On August 1, 2014, FINRA approved the Registrant's redomicile and the reverse split, with an Effective Date of August 4, 2014.

Name	Date of Conversion	Conversion Rate	Common Stock Issued
Itzchak Shrem	5/14/2014	$0.05	247,000
Lavi Krasney	5/13/2014	$0.03	543,000
Amir Uziel	5/13/2014	$0.05	542,000
Kfir Silberman	5/13/2014	$0.03	820,000
Eli Yoresh	5/13/2014	$0.05	271,000
Ohad Goren	5/18/2014	$0.01	1,150,000
Itsik Ben Yesha	5/18/2014	$0.01	1,350,000
Leetal Weissberg	5/17/2014	$0.05	93,062
		Total	5,016,062

Each of the Note Holders set forth below, other than Ron Weissberg, acquired their respective Notes as assignees of Ron Weissberg, our Chairman and CFO. The Registrant issued the original convertible note in the principal amount of $71,345 to Mr. Weissberg on December 23, 2013. The note was convertible at a price of $0.01 per share. Each of the individuals listed in the table represented to the Registrant and to Mr. Weissberg their status as "accredited investors."

Name	Date of Conversion	Amount of Note in US$	Common Stock Issued
Yochanan Korman	5/28/2014	14,000	1,400,000
Yoav Korman	5/28/2014	10,000	1,000,000
Gerald Yaffe	5/28/2014	10,200	1,020,000
Zeev Berr	5/28/2014	2,500	250,000
Yehiel Weitzman	5/28/2014	250	25,000
Ishai Birenboim	5/30/2014	2,250	225,000
Jacob Dery	5/28/2014	1,875	187,500
Benny Menashe	5/28/2014	750	75,000
Eli Shlush	6/27/2014	188	18,750
Sigal Tidhar	6/27/2014	188	18,750
Benzi Weiner	5/30/2014	255	25,500
Bracha Yaffe*	5/28/2014	9,963	996,250
Ori Martin Rafaelowitz*	5/28/2014	9963	996,250
Ron Weissberg	5/28/2014	11,536	1,153,600
* U.S. residents		Total	7,391,600

The Investors set forth in the following table subscribed for restricted shares of the Registrant's Common Stock at a price of $0.40 per share during the first week of June 2014, with the express understanding that the certificates evidencing the shares would not be issued until the Effective Date of the Registrant's redomicile from the State of New Jersey to the State of Delaware and the implementation of the one-for-one hundred (1:100) reverse split. The Effective Date was August 4, 2014.

Investor's Name	Amount in US$	Shares Issued
Michael Cohen	350,000	875,000
Aryeh Deri	300,000	750,000
Ron Weissberg	150,000	375,000
Daniel Lavi	100,000	250,000
Itshak Ben Yesha	100,000	250,000
Pansk Assets A.Y. Ltd (1)	100,000	250,000
Short Trade Ltd. (2)	100,000	250,000
Eli Shlush	75,000	187,500
Sigal Tidhar	75,000	187,500
Daniel Younisian	60,000	150,000
Yael Berant	60,000	150,000
Yehoshua Abramovitz	60,000	150,000
Yochanan Korman	60,000	150,000
Yoel Yogev	60,000	150,000
Attribute Ltd (3)	50,000	125,000
Avdinco Ltd (4)	50,000	125,000
Ben-Zion Weiner	50,000	125,000
Emanuel Kronitz	50,000	125,000
Moshe Manor	50,000	125,000
Boruj Tenembounm	50,000	125,000
R. P. Holdings (1992) Ltd (5)	50,000	125,000
Menashe Arnon	40,000	100,000
Ofer Maimon	40,000	100,000
Yaelle Schnitzer	40,000	100,000
Dor Noy	36,000	90,000
Adi Mantsura	30,000	75,000
Assaf Hadar	30,000	75,000
Avital Roy Group Ltd (6)	30,000	75,000
Benny Menache	30,000	75,000
Boaz Raam	30,000	75,000
HeliCon Knan (1989) Ltd (7)	30,000	75,000
Ishai Birenboim	30,000	75,000
Jacob Blau	30,000	75,000
Kai Otherthinking Ltd (8)	30,000	75,000
Moshe Datz	30,000	75,000
Ron Bentsur*	30,000	75,000
Sharon Brimer	30,000	75,000
Shlomi Shabat Hafakot Ltd (9)	30,000	75,000
Shmuel Pasternack	22,000	55,000
Zvi Weil	15,000	37,500
Amir Fischler	12,000	30,000
* U.S. residents	Total	6,487,500

(1) The principal of this entity is Yehuda Zadik, a resident of Israel.
(2) The principal of this entity is Shlomo Noyman, a resident of Israel.
(3) The principal of this entity is Itzhak Shrem, a resident of Israel.
(4) The principal of this entity is Avner Cohen, a resident of Israel.
(5) The principal of this entity is Rubin Zimmerman, a resident of Israel.
(6) The principal of this entity is Shlomi Avital, a resident of Israel.
(7) The principal of this entity is Roni Brown, a resident of Israel.
(8) The principal of this entity is Ilan Tuviahu, a resident of Israel.
(9) The principal of this entity is Shlomi Shabat, a resident of Israel

The Registrant's acceptance of the above note and restricted share subscriptions and the issuances of restricted shares immediately after the Effective Date were in reliance upon the exemption from registration pursuant to Section 4(2) of the Act and Regulation S promulgated by the SEC under the Act with respect to all Investors except for those persons designated as U.S. residents. With respect to the U.S. Investors, the Registrant relied upon exemption from registration pursuant to Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act. The Registrant's purpose for the capital raise by the acceptance of subscriptions for restricted shares of the Delaware corporation was in furtherance of its business plan of entering into the medical device business with the intention of enabling the Registrant to become an operating company rather than its prior status as a "shell" company as that term is defined in Rule 144(i) promulgated by the SEC under the Act.

During the Registrant's fiscal years ended December 31, 2013, 2012 and 2011, the three most recent fiscal years, the Registrant issued and/or sold the following restricted securities.

Date	Title	Shares Issued	Persons	Consideration
02/09/2012	Common Stock	70,205	Haim Silber	Conversion of $70,500 in debt into equity
12/23/2013	Common Stock	2,000,000	Ron Weissberg	$0.01 per share pursuant to Section 4(2)
10/14/2013	Common Stock	75,532	Haim Silber	Conversion of $75,532 in debt into equity

The Company believes that the issuances and sale of the restricted shares were exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. Mr. Weissberg represented his intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate restrictive legend has been affixed to the stock certificate issued in such transaction. Mr. Weissberg received adequate information about the Company or had access, through employment, relation and/or business relationships with the Company to such information.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description of Exhibit
3.1	Delaware Certificate of Incorporation, filed herewith.
3.1(a)	Original Articles of Incorporation, attached to the Company's Form 10-12G as filed with the SEC on April 25, 2013.
3.1(b)	Amended to Certificate of Incorporation reflecting name change, filed herewith.
3.2	Bylaws, filed herewith.
5.1	Opinion of Thomas J. Craft, Jr., Esq., filed herewith.
10.4	Consulting Agreement between the Company and Mr. Tal Yoresh, attached to the Company's Form 10-12G/A as filed with the SEC on November 20, 2013.
10.5	Consulting Agreement between the Company and Mr. Itai Weisberg, attached to the Company's Form 10-12G/A as filed with the SEC on November 20, 2013.
10.6	Securities Transfer Agreement between the Company and Amir Uziel and Lavi Krasney, attached to the Company's Form 10-12G/A as filed with the SEC on April 25, 2013.
10.7	Patent Purchase Agreement between the Company and Lifewave Ltd., dated January 6, 2014, attached to the Company's Form 8-K as filed with the SEC on June 6, 2014.
10.8	Clinical Trials Agreement between the Company and Austen BioInnovation Institute, dated June 5, 2014, filed herewith.
10.9	List of Company's patents, filed herewith.
23	Consent of Independent Registered Public Accounting Firm, filed herewith.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) N/A

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (Section 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date this filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (Section 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date and, to the extent that:

(1) Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

(2) The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

(3) The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel-Aviv, State of Israel, on September 4, 2014.

E-QURE CORP.
By: /s/ Ohad Goren
Ohad Goren
Chief Executive Officer
(Principal Executive Officer)

By: /s/ Gal Peleg
Gal Peleg
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Ron Weissberg
Ron Weissberg
Chairman

Date: September 4, 2014

By: /s/ Dr. Michael Sessler
Director

Date: September 4, 2014